Filed Pursuant to Rule 424(b)(2)
Registration No. 333-274347

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 5, 2023)

€700,000,000

Parker-Hannifin Corporation

2.900% Senior Notes due 2030

Parker-Hannifin Corporation (“Parker,” the “Company,” “we,” “us” or “our”), is offering €700,000,000 aggregate principal amount of 2.900% senior notes due 2030 (the “notes”).

We expect to receive net proceeds, after deducting the underwriters’ discount but before deducting other offering expenses, of approximately €696,612,000 from this offering. We intend to use the net proceeds of this offering, together with cash on hand, to repay our 1.125% senior notes due 2025 (our “existing euro notes”) at maturity.

The notes will bear interest at a rate of 2.900% per annum and mature on March 1, 2030. We will pay interest on the notes annually, in cash in arrears, on March 1 of each year, commencing on March 1, 2026. Interest will accrue on the notes from and including February 20, 2025.

We have the option to redeem some or all of the notes at any time and from time to time, as described under the heading “Description of the Notes—Optional Redemption.” If a change of control triggering event occurs, we will be required to offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. See “Description of the Notes—Change of Control Offer.” In addition, we may redeem the notes in whole, but not in part, at any time at our option in the event of certain changes affecting taxation in the United States. See “Description of the Notes—Redemption for Tax Reasons.”

Payments on the notes will be made free and clear of U.S. federal income and withholding taxes, subject to certain exceptions and limitations, as described in “Description of the Notes—Payment of Additional Amounts.”

The notes will be our general unsecured senior obligations. The notes will rank equally in right of payment to all of our existing and future senior unsecured debt, and senior in right of payment to all of our existing and future subordinated debt. The notes will be effectively subordinated to any of our existing and future secured debt to the extent of the value of the assets securing such debt.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-5 for a discussion of certain risks that should be considered in connection with an investment in the notes, as well as “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 and our other filings with the Securities and Exchange Commission (the “SEC”) that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discount	Proceeds to Parker (before expenses)
Per Note	99.916%	0.400%	99.516%
Total	€699,412,000	€2,800,000	€696,612,000

(1)	Plus accrued interest, if any, from February 20, 2025, if settlement occurs after that date.

The notes are a new issue of securities with no established trading market. Application has been made to the Irish Stock Exchange plc (trading as Euronext Dublin) (“Euronext Dublin”) for the notes to be admitted to the Official List of Euronext Dublin (the “Official List”) and to trading on its Global Exchange Market (the “GEM”). The GEM is not a regulated market for the purposes of Directive 2014/65/EU (as amended, “MiFID II”). There can be no assurance that the notes will be admitted to the Official List or admitted to trading on the GEM. We have no obligation to maintain such listing and may delist the notes at any time.

The underwriters expect to deliver the notes to investors in book-entry form on or about February 20, 2025 under the New Safekeeping Structure (the “NSS”) through Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (together, Euroclear and Clearstream are referred to herein as the “ICSDs”). Upon issuance, the notes will be represented by global notes in registered form (the “Global Notes”), which are expected to be deposited with a common safekeeper (“Common Safekeeper”) for Euroclear and Clearstream and registered in the name of the nominee of the Common Safekeeper.

The notes are intended to be held in a manner which will allow Eurosystem eligibility. This simply means that the notes are intended upon issue to be deposited with one of the ICSDs as Common Safekeeper (and registered in the name of a nominee of one of the ICSDs acting as Common Safekeeper) and does not necessarily mean that the notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem, either upon issue or at any or all times during their life. Such recognition will depend upon the satisfaction of the Eurosystem eligibility criteria.

Joint Book-Running Managers

Citigroup	HSBC	Morgan Stanley

Barclays	J.P. Morgan	BofA Securities	Wells Fargo Securities

Co-Managers

KeyBanc Capital Markets	BNP PARIBAS	Mizuho

PNC Capital Markets LLC	TD Securities	Truist Securities	BNY Capital Markets

BBVA	Commerzbank	Goldman Sachs & Co. LLC

US Bancorp	MUFG	Loop Capital Markets	Santander

UniCredit	SMBC

The date of this prospectus supplement is February 6, 2025.

Prospectus Supplement

Prospectus

We have not, and the underwriters have not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We do not take responsibility for any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or applicable free writing prospectus. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference, and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus supplement, the accompanying prospectus or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition and results of operations may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

Except as otherwise indicated or the context otherwise requires, references in this prospectus supplement to “Parker,” the “Company,” “we,” “us” or “our” are to Parker-Hannifin Corporation and its subsidiaries.

This document consists of two parts. The first part is the prospectus supplement, which describes the specific details regarding this offering and the notes offered hereby. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read this prospectus supplement and the accompanying prospectus, together with additional information incorporated by reference herein as described under “Where You Can Find More Information” and “Information We Incorporate By Reference” in this prospectus supplement. Generally, the term “prospectus” refers to the prospectus supplement and the accompanying prospectus together.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained in this prospectus supplement shall control. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document. You should not assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate as of any date other than their respective dates.

We expect to deliver the notes on or about February 20, 2025, which will be the tenth business day after the date of this prospectus supplement (such settlement cycle being herein referred to as “T+10”). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the delivery date may be required to specify an alternate settlement cycle at the time of trade to prevent a failed settlement. Investors who wish to trade the notes prior to the delivery date should consult their own advisors.

We disclaim any responsibility to advise prospective purchasers regarding any matters that may affect the purchase or holding of, or receipt of payments on, the notes. You should consult your own legal, tax and business advisors regarding an investment in the notes.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus (i) is a prospectus for the purposes of the European Union’s Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) or (ii) has been reviewed by the Central Bank of Ireland.

This prospectus supplement and the accompanying prospectus constitute “listing particulars” (the “Listing Particulars”) for the purposes of the admission of the notes on the Official List and to trading on the GEM and will be subject to approval by Euronext Dublin. The notes are a new issue of securities with no established trading market. Application has been made for the notes to be admitted to the Official List and traded on the GEM (which is not a regulated market for the purposes of MiFID II). No assurance can be given that this application will be granted. We have no obligation to maintain such listing, and we may delist the notes at any time.

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MIFID II PRODUCT GOVERNANCE / PROFESSIONAL INVESTORS AND ELIGIBLE COUNTERPARTIES ONLY TARGET MARKET—Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes, whom we refer to as a distributor, should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

UK MIFIR PRODUCT GOVERNANCE / PROFESSIONAL INVESTORS AND ELIGIBLE COUNTERPARTIES ONLY TARGET MARKET—Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the United Kingdom Financial Conduct Authority Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (for the purposes of this paragraph, a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the United Kingdom Financial Conduct Authority Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

IN CONNECTION WITH THE ISSUANCE OF THE NOTES, MORGAN STANLEY & CO. INTERNATIONAL PLC (THE “STABILIZATION MANAGER”) (OR PERSONS ACTING ON BEHALF OF THE STABILIZATION MANAGER) MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL; HOWEVER, STABILIZATION MAY NOT NECESSARILY OCCUR. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFERING OF THE NOTES IS MADE AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE DATE OF ISSUE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE STABILIZATION MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZATION MANAGER) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES.

PROHIBITION OF SALES TO EUROPEAN ECONOMIC AREA RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”) where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a “qualified investor” as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the EEA (each, a “Member State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement

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to publish a prospectus for offers of the notes. Accordingly, any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of UK MiFIR. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”); or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Financial Promotion Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials relate is only available to, and will be engaged in with, relevant persons. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom.

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DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein contain or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. These statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “expects,” “targets,” “is likely,” “will” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. Neither Parker nor any of its respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein will actually occur. Parker cautions readers not to place undue reliance on these statements. It is possible that the future performance and earnings projections of the Company, including its individual segments, may differ materially from past performance or current expectations.

Among other factors which may affect future performance are:

•	changes in business relationships with and orders by or from major customers, suppliers or distributors, including delays or cancellations in shipments;

•	disputes regarding contract terms, changes in contract costs and revenue estimates for new development programs;

•	changes in product mix;

•	ability to identify acceptable strategic acquisition targets;

•	uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions;

•	ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures;

•	the determination and ability to successfully undertake business realignment activities and the expected costs, including cost savings, thereof;

•	ability to implement successfully business and operating initiatives, including the timing, price and execution of share repurchases and other capital initiatives;

•	availability, cost increases of or other limitations on our access to raw materials, component products and/or commodities if associated costs cannot be recovered in product pricing;

•	ability to manage costs related to insurance and employee retirement and health care benefits;

•	legal and regulatory developments and other government actions, including related to environmental protection, and associated compliance costs;

•	supply chain and labor disruptions, including as a result of tariffs and labor shortages;

•	threats associated with international conflicts and cybersecurity risks and risks associated with protecting our intellectual property;

•	uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals;

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•	effects on market conditions, including sales and pricing, resulting from global reactions to U.S. trade policies;

•	manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and economic conditions such as inflation, deflation, interest rates and credit availability;

•	inability to obtain, or meet conditions imposed for, required governmental and regulatory approvals;

•	changes in the tax laws in the United States and foreign jurisdictions and judicial or regulatory interpretations thereof; and

•	large scale disasters, such as floods, earthquakes, hurricanes, industrial accidents and pandemics.

These factors and the other risk factors described in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us. You should carefully read the section entitled “Risk Factors” in this prospectus supplement as well as such section included in our most recent Annual Report on Form 10-K, which is incorporated into this prospectus supplement by reference and may be updated and modified periodically in our reports filed with the SEC. See “Where You Can Find More Information” and “Information We Incorporate by Reference” for more information on these reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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SUMMARY

This summary highlights certain information about our business and this offering. This is a summary of information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein and does not contain all of the information that you should consider before investing in the notes. For a more complete understanding of the Company and this offering, you should read this entire prospectus supplement, including the section entitled “Risk Factors,” the accompanying prospectus and all documents incorporated by reference herein and therein.

Our Company

General

We are a global leader in motion and control technologies. Leveraging a unique combination of interconnected technologies, we design, manufacture, and provide aftermarket support for highly engineered solutions that create value for customers primarily in aerospace and defense, in-plant and industrial equipment, transportation, off-highway, energy, and HVAC and refrigeration markets around the world. We have two reportable segments: Diversified Industrial and Aerospace Systems. During the year ended June 30, 2024 (“fiscal 2024”), our technologies and systems were used in the products of these two reportable segments. For fiscal 2024, total net sales were $19.9 billion. Diversified Industrial Segment products accounted for 73% and Aerospace Systems Segment products accounted for 27% of those net sales.

Markets

Our manufacturing, service, sales, distribution and administrative facilities are located in 36 states within the United States and in 42 other countries. Our interconnected technologies and solutions provide value for customers across our market verticals including aerospace & defense, in-plant & industrial equipment, transportation, off-highway, energy, and HVAC and refrigeration. We serve several hundred thousand original equipment manufacturers and distribution customer locations.

Business Strategy

In the Diversified Industrial Segment, we compete based on product quality and innovation, customer experience, manufacturing and distribution capability, aftermarket support, and price competitiveness. We believe that we are one of the market leaders in most of the major markets for our most significant Diversified Industrial Segment products. We have comprehensive motion and control technologies allowing us to provide the broadest systems capabilities.

In the Aerospace Systems Segment, we have developed relationships with key customers based on our advanced technological and engineering capabilities, performance in quality, delivery, service, and price competitiveness. This has enabled us to obtain significant original equipment business on new aircraft programs for our systems and components, as well as the follow-on repair and replacement business for these programs. Further, the Aerospace Systems Segment utilizes design and manufacturing techniques as well as best cost region and supply chain management strategies to reduce cost.

Corporate Information

Parker-Hannifin Corporation was incorporated in Ohio on December 30, 1938 (registration number 175441). Our principal executive offices are located at 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, telephone (216) 896-3000. Our investor relations website address is investors.parker.com. Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus supplement, other than documents filed with the SEC that we incorporate by reference.

The Offering

The following description of certain provisions of the notes offered hereby is not complete, does not contain all the information that may be important to you and is subject to, and qualified in its entirety by reference to, the information appearing in this prospectus supplement under the caption “Description of the Notes” and in the accompanying prospectus under “Description of Debt Securities.”

Issuer	Parker-Hannifin Corporation.

Issuer Legal Entity Identifier	5493002CONDB4N2HKI23.

Notes Offered	€700,000,000 aggregate principal amount of 2.900% senior notes due 2030.

Maturity Date	The notes will mature on March 1, 2030.

Interest	Interest on the notes will accrue at a rate equal to 2.900% per annum from February 20, 2025.

Interest Payment Dates	The notes will pay interest annually, in cash in arrears, on March 1 of each year, commencing on March 1, 2026.

Currency of Payment	Initial holders will be required to pay for the notes in euro, and principal and interest payments in respect of the notes (including payments made upon any redemption of such notes) will be payable in euro. If euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or euro is no longer used by the member states of the European Monetary Union that have adopted euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until euro is again available to us or so used. The amount payable on any date in euro will be converted to U.S. dollars on the basis of the then most recently available market exchange rate for euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture. Neither the trustee nor the paying agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations. See “Description of the Notes—Issuance in Euro.”

Ranking	The notes will be our general unsecured senior obligations. The notes will rank equally in right of payment to all of our existing and future senior unsecured debt, and senior in right of payment to all of our existing and future subordinated debt. The notes will be effectively subordinated to any of our existing and future secured debt to the extent of the value of the assets securing such debt. After giving effect to this offering and the repayment of the existing euro notes at maturity, at December 31, 2024, we would have had approximately $9.1 billion in aggregate principal amount of outstanding indebtedness (excluding intercompany debt and before deducting financing costs), all of which would have been senior debt and none of which would have ranked effectively senior to the notes.

Optional Redemption	We may redeem the notes, in whole or in part, at any time and from time to time at the applicable redemption prices described in this prospectus supplement under the caption “Description of the Notes—Optional Redemption.”

Change of Control	If we experience certain kinds of changes of control, we will be required to offer to purchase the notes at 101% of their principal amount, plus accrued and unpaid interest. For more details, see “Description of the Notes—Repurchase upon a Change of Control.”

Additional Amounts	We will, subject to certain exceptions and limitations set forth herein, pay as additional interest on the notes such additional amounts as are necessary in order that the net payment by us or the paying agent of the principal of and interest on the notes to a holder who is not a United States person (as defined under “Description of the Notes—Payment of Additional Amounts”), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States will not be less than the amount provided in the notes to be then due and payable. See “Description of the Notes—Payment of Additional Amounts.”

Redemption for Tax Reasons	The notes are subject to redemption in whole at their principal amount, plus accrued and unpaid interest, if any, to, but not including the redemption date at the option of the Company at any time in the event of certain changes affecting taxation in the United States. For more details, see “Description of the Notes—Redemption for Tax Reasons.”

Form and Denominations	The notes will be in registered form, without interest coupons attached, in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will be issued in the form of permanent Global Notes in registered form intended to be held under the NSS. The Global Notes are expected to be deposited with, or on behalf of, the Common Safekeeper for Clearstream and Euroclear and issued to and registered in the name of the nominee of the Common Safekeeper. Beneficial interests in any of the notes will be shown on and transfers thereof will be effected only through, records maintained by the ICSDs and their respective participants. Notes in definitive form will be issued only in limited circumstances. See “Book-Entry; Delivery and Form.”

Eurosystem Eligibility

The notes are intended to be held in a manner that will allow for Eurosystem eligibility. This means that the notes are intended upon issue to be deposited with an ICSD as Common Safekeeper (and registered in the name of a nominee of the Common Safekeeper) and does not necessarily mean that the notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem, either upon issue or at any or all times during their life. Such recognition will depend upon satisfaction of the

Eurosystem eligibility criteria. For more details, see “Book-Entry; Delivery and Form—Eurosystem Eligibility.”

Listing and Trading	Application has been made to Euronext Dublin for the notes to be admitted to the Official List and to trading on the GEM. We have no obligation to maintain such listing and may delist the notes at any time.

The notes will be a new series of securities for which there is currently no market. Although certain of the underwriters have informed us that they intend to make a market in the notes, such underwriters are not obligated to do so, and may discontinue market-making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.

Use of Proceeds	We intend to use the net proceeds of this offering, together with cash on hand, to repay our existing euro notes at maturity. See “Use of Proceeds.”

Trustee	The Bank of New York Mellon Trust Company, N.A.

Registrar	U.S. Bank Europe DAC.

Paying Agent	U.S. Bank Europe DAC, UK Branch.

Transfer Agent	U.S. Bank Europe DAC, UK Branch.

Governing Law	The indenture governing the notes and the notes will be governed by the laws of the State of New York.

Risk Factors	An investment in the notes involves risk. You should consider carefully the specific factors set forth under the caption “Risk Factors” in this prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 and the other filings with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

You should carefully consider the following risks, along with all of the risks and other information provided or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including, our Annual Report on Form 10-K for the year ended June 30, 2024 and our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2024 and December 31, 2024, before making an investment decision. These risks are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also harm our business operations, financial condition and results of operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the notes could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including the occurrence of one or more of the factors described in the following risk factors.

Risks Related to this Offering and the Notes

The notes will be effectively subordinated to any secured debt and any liabilities of our subsidiaries.

The notes will rank senior in right of payment to existing and future indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to our existing and future indebtedness that is not so subordinated; junior in right of payment to any future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness and other liabilities of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, any assets that secure our debt will be available to pay obligations on the notes only after any secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes does not prohibit us or our subsidiaries from incurring additional unsecured indebtedness. The terms of the indenture limit our ability to incur additional secured debt without also securing the notes and limit our ability to enter into sale and leaseback transactions. However, these limitations are subject to numerous exceptions. See “Description of the Notes—Certain Covenants.”

As of December 31, 2024, we had $9.1 billion of outstanding indebtedness (at face value) on a consolidated basis, $0.1 billion of which was indebtedness of our subsidiaries. After giving effect to this offering and the repayment of the existing euro notes at maturity, at December 31, 2024, the Company would have had approximately $9.1 billion in aggregate principal amount of outstanding indebtedness (excluding intercompany debt and before deducting financing costs), all of which would have been senior debt and none of which would have ranked effectively senior to the notes.

The notes are our obligations only, and a substantial portion of our operations are conducted through, and a substantial portion of our consolidated assets are held by, our subsidiaries.

The notes are our obligations exclusively and are not guaranteed by any of our subsidiaries. A substantial portion of our consolidated assets are held by our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends partially on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. Furthermore, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase significantly and our ability to meet those obligations could depend, in large part, on the returns from such acquisitions or projects, as to which no assurance can be given. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

The notes do not restrict our ability to incur additional unsecured debt or prohibit us from taking other actions that could negatively impact holders of the notes.

We are not restricted under the terms of the indenture governing the notes or the notes from incurring additional unsecured indebtedness. The terms of the indenture limit our ability to incur additional secured debt without also securing the notes and limit our ability to enter into sale and leaseback transactions. However, these limitations are subject to numerous exceptions. See “Description of the Notes—Certain Covenants.” In addition, the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the indenture and the notes, including repurchasing subordinated indebtedness or common stock or to transfer assets, could have the effect of diminishing our ability to make payments on the notes when due, causing a loss of some or all of the trading value of your notes, and increasing the risk that the credit rating of the notes is lowered or withdrawn.

We may not have sufficient cash to repurchase the notes upon the occurrence of a change of control triggering event.

As described under “Description of the Notes—Repurchase Upon a Change of Control,” we will generally be required to offer to repurchase all of the notes if we experience certain kinds of changes of control. We may not, however, have sufficient cash at that time or have the ability to arrange necessary financing on acceptable terms to repurchase the notes under such circumstances. If we are unable to repurchase the notes as required upon the occurrence of a change of control triggering event, it would result in an event of default under the indenture. A default under the indenture could also lead to a default and/or acceleration under the agreements governing our existing or future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes.

We cannot be sure that a market for the notes will develop or continue.

Application has been made for the notes to be admitted to the Official List and traded on the GEM. The notes will be a new issue of securities with no established trading market. Accordingly, even if the notes are listed, we cannot assure you as to:

•	the liquidity of any trading market for the notes;

•	your ability to sell your notes; or

•	the price at which you may be able to sell your notes.

The notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions, our financial condition, performance and prospects and prospects for companies in our industry generally. In addition, the liquidity of any trading market in the notes and the market prices quoted for the notes may be adversely affected by changes in the overall market for investment-grade securities.

Certain of the underwriters have advised us that they presently intend to make a market in the notes as permitted by applicable law. They are not obligated, however, to make a market in the notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. As a result, you cannot be sure that an active trading market will develop or be sustained for the notes. The lack of any such trading market may adversely affect the trading prices of the notes.

Ratings of the notes may not reflect all risks of an investment in the notes.

The notes will be rated by at least one nationally recognized statistical rating organization. The ratings of the notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. These ratings do not comment as to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. The ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading values of, your notes.

An increase in market interest rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase notes and market interest rates increase, the market values of your notes may decline. We cannot predict the future level of market interest rates.

If you are able to resell your notes, many factors may affect the price you receive, which may be lower than you believe to be appropriate.

If you are able to resell your notes, the price you receive will depend on many factors that may vary over time, including:

•	our financial performance;

•	the amount of indebtedness we have outstanding;

•	the market for similar securities;

•	market interest rates;

•	the liquidity of the market in which the notes trade;

•	the redemption and repayment features of the notes to be sold; and

•	the time remaining to maturity of your notes.

As a result of these factors, you may only be able to sell your notes at prices below those you believe to be appropriate, including prices below the price you paid for them.

Redemption may adversely affect your return on the notes.

We have the right to redeem some or all of the notes prior to maturity. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the notes.

Holders of notes may not be able to determine when a change of control giving rise to their right to have notes repurchased by us has occurred following a sale of “substantially all” of our assets.

A “Change of Control Triggering Event” may require us to make an offer to repurchase all outstanding notes. The definition of “Change of Control” (and the merger and consolidation covenant) includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all of our assets to another individual, group or entity may be uncertain.

An investment in the notes by a purchaser whose home currency is not euro entails significant risks.

All payments of interest on and the principal of the notes and any redemption price for the notes will be made in euro. An investment in securities that are denominated and payable in a currency other than the currency of the country in which the purchaser is resident or the currency in which the purchaser primarily conducts its business or activities (in each case, the “home currency”) entails significant risks not associated with securities denominated and payable in the home currency. Accordingly, an investment in the notes by a purchaser whose home currency is not euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the noteholder’s home currency and euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events, as well as the supply of and demand for the relevant currencies. In recent years, rates of exchange between euro and certain currencies, including the U.S. dollar, have been volatile and noteholders should be aware that such volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of euro against a noteholder’s home currency would result in a decrease in the effective yield of the notes below their coupon rate and, in certain circumstances, could result in a loss to the noteholder.

If, as permitted by the notes, we make payments in U.S. dollars when we are unable to obtain euro, you will be exposed to significant risks if your home currency is not U.S. dollars.

If euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, or if euro is no longer used by the member states of the European Monetary Union that have adopted euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euro. See “Description of the Notes—Issuance in Euro.” Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture governing the notes. If your home currency is not U.S. dollars, any such payment will expose you to the significant risks described above under “—An investment in the notes by a purchaser whose home currency is not euro entails significant risks.”

In a lawsuit for payment on the notes, a noteholder may bear currency exchange risk.

The indenture is, and the notes will be, governed by and construed in accordance with the laws of the State of New York, and a lawsuit for payment on the notes may be heard in a state or federal court in New York state. A New York state statute presently in effect, but subject to amendment, would require a New York state court hearing such a lawsuit to render its decision or award in euro. The judgment entered on that award, however, will be denominated in U.S. dollars and converted at the exchange rate prevailing on the date of the judgment’s entry. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant period of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would be expected to apply the foregoing New York law.

In courts outside of New York, noteholders may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars would depend upon various factors, including which court renders the judgment.

Trading in the clearing system is subject to minimum denomination requirements.

The terms of the notes provide that the notes will be issued with a minimum denomination of €100,000 and integral multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations or that are not integral multiples of €1,000 in excess thereof. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or a multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

The Global Notes are expected to be held by or on behalf of Euroclear and Clearstream and, therefore, investors will have to rely on their procedures for transfer, payment and communication with us.

The notes will be represented by the Global Notes which are expected to be held under the NSS with a Common Safekeeper for Euroclear and Clearstream. Except in certain limited circumstances described in the Global Notes, investors will not be entitled to receive definitive notes in exchange for interests in the Global Notes. While the notes are represented by the Global Notes, investors will be able to trade their beneficial interests only through Euroclear and Clearstream.

We will discharge our payment obligations under the notes by making payments to or to the order of the nominee of the Common Safekeeper (as the registered holder of the Global Notes) for distribution to the ICSDs’ accountholders. A holder of a beneficial interest in a Global Note must rely on the procedures of Euroclear and Clearstream to receive payments under the notes. We have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the Global Notes.

Holders of beneficial interests in the Global Notes will not have a direct right to vote in respect of the notes. Instead, such holders will be permitted to act directly only to the extent that they are enabled in accordance with the procedures of Euroclear and Clearstream to appoint appropriate proxies.

USE OF PROCEEDS

We expect to receive net proceeds, after deducting the underwriting discount but before deducting other offering expenses, of approximately €696,612,000 from this offering. We intend to use these net proceeds, together with cash on hand, to repay our existing euro notes at maturity. Pending such use, we may deposit the net proceeds in interest bearing accounts, invest the net proceeds in short-term securities and/or repay short-term indebtedness.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 31, 2024 on an actual basis and on an as adjusted basis to give effect to the completion of this offering and the application of net proceeds therefrom, as described in “Use of Proceeds” included elsewhere in this prospectus supplement.

The information in this table is presented and should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2024 and December 31, 2024, each of which is incorporated by reference herein.

	As of December 31, 2024 (in thousands) (unaudited)
	Actual	As adjusted
Cash and cash equivalents(1)	$395,507	$391,999

Revolving credit facility(2)	—	—
Existing outstanding U.S. dollar notes(3)	6,625,000	6,625,000
Existing outstanding euro notes(4)	724,780	—
Notes offered hereby(5)	—	724,780
Capital lease obligations and other debt(6)	1,744,159	1,744,159

Total debt(7)	$9,093,939	$9,093,939
Total shareholders’ equity	13,118,553	13,118,553

Total capitalization	$22,212,492	$22,212,492

(1)

Excludes proceeds of issuances under our commercial paper program. The “as adjusted” column for cash and cash equivalents reflects net proceeds from the notes offered hereby, after deducting the underwriting discount but before deducting other offering expenses, of approximately $721.3 million and the repayment of the existing euro notes at maturity in the approximate amount of $724.8 million, in each case calculated using the spot exchange rate in effect on December 31, 2024.

(2)

We have a line of credit totaling $3,000 million through a multi-currency revolving credit agreement. Availability under such agreement is reduced to the extent we issue commercial paper. As of December 31, 2024, we had $1.6 billion of commercial paper notes outstanding, resulting in $1.4 billion of available borrowing capacity under the revolving credit facility.

(3)	Includes:
(i)	$1,325 million of fixed rate medium-term notes with interest rates ranging from 4.20% to 6.25%, due 2035-2045; and
(ii)	$5,300 million of senior notes with interest rates ranging from 3.25% to 4.50%, due 2027-2049.
(4)	Includes €700 million of existing euro notes, or approximately $724.8 million in U.S. dollars, at the spot exchange rate in effect on December 31, 2024.
(5)	Includes €700 million of the notes, or approximately $724.8 million in U.S. dollars, at the spot exchange rate in effect on December 31, 2024.
(6)	The “actual” column for capital lease obligations and other debt includes capital lease obligations of $0.1 billion, commercial paper notes of $1.6 billion and other notes payable of $11 million.
(7)	All debt balances are presented at face value.

DESCRIPTION OF THE NOTES

The following description is a summary of the material terms and provisions of the notes and does not include all of the information included in the indenture, the applicable officer’s certificate or the form of note and may not include all of the information that you would consider important. This summary is qualified by reference to the Trust Indenture Act of 1939, and to all of the provisions of the indenture, including the definitions of terms therein and those terms made a part of the indenture by reference to the Trust Indenture Act of 1939. The definitions of most of the capitalized terms used in the following summary are set forth below under “—Certain Definitions.” Capitalized terms used but not defined in this prospectus supplement have the meanings assigned in the indenture referred to below. For purposes of this section, references to “Parker,” the “Company,” “we,” “us” and “our” are to Parker-Hannifin Corporation and not to any of our subsidiaries.

General

Parker-Hannifin Corporation, an Ohio corporation, will issue €700,000,000 aggregate principal amount of 2.900% senior notes due March 1, 2030 (the “notes”).

The notes will be issued pursuant to our indenture dated as of September 5, 2023 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by an officer’s certificate related to the notes, to be dated the issue date of the notes (as so supplemented, the “indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as series trustee (the “trustee”).

The notes are subject to an agency agreement to be dated February 20, 2025 (the “Agency Agreement”) between the Company, U.S. Bank Europe DAC, with its registered office at Block F1, Cherrywood Business Park, Cherrywood, Dublin 18, Ireland D18 W2X7, acting through its UK branch from its offices at 125 Old Broad Street, Fifth Floor, London, EC2N 1AR, United Kingdom, under the trade name U.S. Bank Global Corporate Trust as paying agent (the “Paying Agent,” which expression shall include any successor paying agent appointed in accordance with the Agency Agreement) and as transfer agent (the “Transfer Agent,” which expression shall include any successor transfer agent appointed in accordance with the Agency Agreement), U.S. Bank Europe DAC, with its registered office at Block F1, Cherrywood Business Park, Cherrywood, Dublin 18, Ireland D18 W2X7 as registrar (the “Registrar,” which expression shall include any successor registrar appointed under the Agency Agreement) and the trustee.

Application has been made to Euronext Dublin for the notes to be admitted to the Official List and to trading on the GEM. We have no obligation to maintain such listing and may delist the notes at any time.

The offer and sale of the notes will be registered under the Securities Act of 1933, as amended, pursuant to the registration statement on Form S-3 (registration no. 333-274347), which initially became effective on September 5, 2023.

We may from time to time, without the consent of the holders of notes, issue additional senior debt securities, having the same ranking and the same interest rate, maturity and other terms as the notes offered hereby except for the Issue Price (as defined herein) and issue date and, in some cases, the first Interest Payment Date (as defined herein) and the initial interest accrual date. Any such additional senior debt securities will, together with the then outstanding notes, constitute a single class of notes under the indenture, and as such will vote together on matters under the indenture.

The notes will be our senior unsecured obligations and will rank equally with our other unsecured and unsubordinated debt from time to time outstanding.

The notes will be subject to satisfaction and discharge provisions as provided under “—Satisfaction and Discharge of the Indenture” and legal defeasance and covenant defeasance as provided under “—Legal Defeasance and Covenant Defeasance” herein.

The notes will be issued in a form of fully registered global securities, without coupons, in denominations of €100,000 in principal amount and integral multiples of €1,000 in excess thereof.

The notes will not benefit from any sinking fund.

Principal, Interest and Maturity

The notes offered hereby will be issued in an aggregate principal amount of €700,000,000. The notes will bear interest at 2.900% per year and will mature on March 1, 2030. Interest on the notes will accrue from February 20, 2025. Interest on the notes will be payable annually in arrears on March 1 of each year, commencing March 1, 2026 to the persons in whose names the notes are registered at the close of business on the Business Day (as defined below) immediately preceding the Interest Payment Date.

Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

We will pay the principal of and interest on the notes to the registered holder in euro, subject to the provisions below in “Issuance in Euro.”

Payment will be made upon presentation of the notes at the office of the Paying Agent, currently at 125 Old Broad Street, Fifth Floor, London, EC2N 1AR, United Kingdom; provided, however, that payment of interest may be made at our option by check mailed to the registered holder on the applicable record date at such address as shall appear in the security register or by wire transfer of immediately available funds to an account specified in writing by such holder to us, the Paying Agent and the trustee prior to the relevant record date. Notwithstanding anything to the contrary in this prospectus supplement, so long as the notes are in book-entry form registered in the name of the nominee of the Common Safekeeper and held by the Common Safekeeper, we will make payments of principal and interest to the Common Safekeeper whose nominee is the registered holder of the Global Notes.

Interest payable on any Interest Payment Date for the notes, any redemption date for the notes or the maturity date for the notes will be the amount of interest accrued from, and including, the preceding Interest Payment Date for the notes in respect of which interest has been paid or duly provided for (or from and including the original issue date, if no interest has been paid or duly provided for with respect to the notes) to, but excluding, such Interest Payment Date, redemption date or maturity date, as the case may be. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association. If any Interest Payment Date, redemption date or maturity date falls on a day that is not a Business Day, the payment otherwise required to be made on such date will be made on the next succeeding Business Day, and we will not be liable for any additional interest as a result of the delay in payment.

If a redemption date or maturity date falls on a day that is not a Business Day, the related payment of principal and interest will be made on the next succeeding Business Day, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding Business Day.

Issuance in Euro

Initial holders will be required to pay for the notes in euro, and principal and interest payments in respect of the notes (including payments made upon any redemption of such notes) will be payable in euro. We have initially appointed as paying agent U.S. Bank Europe DAC, with its registered office at Block F1, Cherrywood Business Park, Cherrywood, Dublin 18, Ireland D18 W2X7, acting through its UK branch from its offices at 125 Old Broad Street, Fifth Floor, London, EC2N 1AR, United Kingdom, under the trade name U.S. Bank Global Corporate Trust.

If euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if euro is no longer being used by the then member states of the European Monetary Union that have adopted euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, if the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recently available market exchange rate for euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture. Neither the trustee nor the Paying Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

Optional Redemption

Prior to February 1, 2030 (one month prior to their maturity date) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus 15 basis points less (b) interest accrued to the date of redemption, and

•	100% of the principal amount of the notes to be redeemed,

plus, in each case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date for the notes, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

For the purposes of the optional redemption provisions of the notes, the following additional terms will be applicable:

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a German government bond whose maturity is closest to the Par Call Date, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by such independent investment bank, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield on the notes, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the applicable Comparable Government Bond on the basis of the middle market price of such Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by us.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee shall not be responsible for calculating the redemption price or determining the Comparable Government Bond Rate.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. Any redemption or notice described above may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In addition, if such redemption is subject to satisfaction or waiver of one or more conditions precedent, the notice of such redemption shall state that, in our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such notice may be rescinded and the redemption terminated in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed. The Company shall notify holders of any such rescission as soon as practicable after the Company determines that such conditions precedent will not be able to be satisfied or the Company is not able or willing to waive such conditions precedent.

In the case of a partial redemption, selection of the notes for redemption will be made pursuant to the applicable depositary’s procedures. No notes of a principal amount of €100,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by Euroclear, Clearstream or another depositary, the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

For the avoidance of doubt, neither the trustee nor any paying agent shall be responsible for performing any calculations or selections in connection with any optional redemption.

The notes are also subject to redemption prior to maturity if certain events occur involving United States taxation. If any of these special tax events do occur, the notes may be redeemed at a redemption price of 100% of their principal amount plus accrued and unpaid interest to, but not including, the date fixed for redemption. See “Redemption for Tax Reasons.”

Payment of Additional Amounts

All payments of principal and interest in respect of the notes will be made free and clear of, and without deduction or withholding for or on account of, any present or future tax, assessment or other governmental charge required to be deducted or withheld by the United States or a taxing authority in the United States, unless such withholding or deduction is required by law. We will, subject to the exceptions and limitations set forth below, pay as additional interest on the notes such additional amounts as are necessary in order that the net payment by us or the Paying Agent of the principal of and interest on the notes to a holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(1)

to any tax, assessment or other governmental charge that would not have been imposed but for the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being treated as:

a.

being or having been present in, or engaged in a trade or business in, the United States, being treated as having been present in, or engaged in a trade or business in, the United States, or having or having had a permanent establishment or fixed base in the United States;

b.

having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States or being or having been treated as a resident thereof;

c.

being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, a foreign tax exempt organization or a corporation that has accumulated earnings to avoid United States federal income tax;

d.	being or having been a “10-percent shareholder” of Parker as defined in section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision; or

e.

being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of section 881 of the Code or any successor provision;

(2)

to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)

to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if (a) compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge and (b) such holder or other person is legally able to comply with such requirements;

(4)	to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or the Paying Agent from the payment;

(5)

to any tax, assessment or other governmental charge that would not have been imposed or withheld but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(7)

to any tax, assessment or other governmental charge required to be withheld by a paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;

(8)

to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such additional amounts on presenting such note on any date during such 30-day period;

(9)

to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version of such sections that is substantially comparable) and any related U.S. Treasury regulations, pronouncements or other official guidance thereunder, or any laws, regulations or other official guidance enacted in any jurisdiction implementing the same or any agreements (including any intergovernmental agreements) entered into in connection therewith (“FATCA”);

(10)	to any tax imposed pursuant to section 871(h)(6) or 881(c)(6) of the Code (or any amended or successor provisions); or

(11)	in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).

Except as specifically provided under this heading “Payment of Additional Amounts,” Parker will not be required to pay additional amounts in respect of any tax, assessment or other governmental charge.

As used under this heading “Payment of Additional Amounts” and under the heading “Redemption for Tax Reasons,” the term “United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof), and the term “United States person” means (i) any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States (other than a partnership that is not treated as a United States person for U.S. federal income tax purposes), (iii) any estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) any trust if a U.S. court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or if a valid election is in place to treat the trust as a United States person. Any reference in the terms of the notes to any amounts in respect of the notes shall be deemed also to refer to any additional amounts which may be payable under this provision.

Redemption for Tax Reasons

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described herein under the heading “Payment of Additional Amounts” with respect to the notes, then we may at any time at our option redeem, in whole, but not in part, the notes on not less than 10 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on the notes to, but not including, the date fixed for redemption.

Repurchase Upon a Change of Control

If a Change of Control Triggering Event (as defined below) occurs with respect to the notes, unless we have exercised our option to redeem the notes as described above, we will be required to make an offer (a “Change of Control Offer”) to each holder of notes to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of that holder’s notes on the terms set forth in those notes. In a Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to the date of repurchase (a “Change of Control Payment”).

Within 30 days following any such Change of Control Triggering Event or, at our option, prior to any Change of Control (as defined below), but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed or electronically delivered, or with respect to notes held in global form, to the extent permitted or required by applicable procedures or regulations of Euroclear and Clearstream, sent electronically to holders of the notes, with a copy to the trustee under the indenture and the Paying Agent that the notes are being issued under, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase notes on the date specified in the notice, which date will be no earlier than 10 days and (unless delivered in advance of the occurrence of such Change of Control Triggering Event) no later than 60 days from the date such notice is mailed or sent (a “Change of Control Payment Date”). The notice will, if mailed or sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring.

On each Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to the applicable Change of Control Offer;

•	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the Paying Agent the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by us, and the third party repurchases all notes properly tendered and not withdrawn under its offer.

We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company, as described above, purchases all of the notes validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior written notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment.

Neither the trustee nor any paying agent shall be responsible for determining whether any Change of Control Triggering Event has occurred and whether any Change of Control Offer with respect to the notes is required. Neither the trustee nor any paying agent shall be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any rating event with respect to the notes has occurred.

For purposes of the Change of Control Offer provisions of the notes, the following terms will be applicable:

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more related transactions, of all or substantially all of our assets and the assets of our Subsidiaries (as defined below), taken as a whole, to any person, other than our company or one of our Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock (as defined below), measured by voting power rather than number of shares; (3) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting

Stock of the surviving person or any direct or indirect parent company of the surviving person, measured by voting power rather than number of shares, immediately after giving effect to such transaction; (4) the first day on which a majority of the members of our Board of Directors are not Continuing Directors; or (5) the adoption of a plan relating to our liquidation or dissolution. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly owned Subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who (1) was a member of such Board of Directors on the date the notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings Inc., and its successors.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s, and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be, with respect to the notes.

“Rating Event” means, for the notes, the rating on the notes is lowered by at least two of the three Rating Agencies and the notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or our intention to effect a Change of Control.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Certain Covenants

We will be bound by certain restrictions in connection with the issuance of the notes. Other than as described below under “—Restrictions on Secured Debt,” “—Restrictions on Sales and Leasebacks” and

“—Consolidation, Merger and Sale of Assets,” the indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating.

Certain Definitions

As used herein the following terms will have the meanings set forth below:

“Attributable Debt” means the total net amount of rent required to be paid during the remaining primary term of any particular lease, discounted from the applicable due date at a rate per annum equal to the weighted average yield to maturity of notes outstanding calculated in accordance with generally accepted financial practices. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday (a) which is not a day on which banking institutions are authorized or obligated by law or executive order to close in New York City or London and (b) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting (i) all liabilities other than deferred income taxes, Funded Debt and shareholders’ equity (including all preferred stock whether or not redeemable) and (ii) all goodwill, trade names, trademarks, patents, organization expenses and other like intangibles of ours as set forth on our most recent balance sheet and our consolidated subsidiaries, included in their financial statements prepared on a consolidated basis in accordance with generally accepted accounting principles, after eliminating all intercompany items.

“Debt” means loans and notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

“Funded Debt” means (i) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower and (ii) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so capitalized at the date of such computation and to be included for the purposes of the definition of Consolidated Net Tangible Assets both as an asset and as Funded Debt at the respective amounts so capitalized). Notwithstanding any changes in generally accepted accounting principles that became effective after December 31, 2018, any particular lease that would have been characterized as an operating lease under generally accepted accounting principles as in effect on December 31, 2018, whether such lease was entered into before or after December 31, 2018, shall not constitute a lease which is capitalized under the Indenture as a result of such change.

“Interest Payment Date,” with respect to any note, means the date on which, under the terms of the note, regularly scheduled interest is payable.

“Issue Price” means the first price at which each note is sold by the underwriters.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” of the notes, except as otherwise specifically provided in the indenture, means the outstanding principal of the notes plus the premium, if any, on the notes.

“Principal Property” means any manufacturing or processing plant or warehouse owned by us or any Restricted Subsidiary which is located within the United States and the gross book value of which (including related land, improvements, machinery and equipment without deduction of any depreciation reserves) on the date as of which the determination is being made, exceeds 1% of Consolidated Net Tangible Assets, with certain exceptions due to materiality to our business or to the use or operation of this property as determined by our board of directors.

“Restricted Subsidiary” means a Subsidiary of ours where substantially all the property is located, or substantially all of the business is carried on, within the United States and which owns a Principal Property.

“Subsidiary” means a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by us or by one or more of other Subsidiaries, or by us and one or more of other Subsidiaries.

Restrictions on Secured Debt

We will not, and we will not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any Debt secured by a pledge of, or mortgage or other lien on, any Principal Property or any shares of capital stock of, or Debt of, any Restricted Subsidiary (such pledges, mortgages and other liens being hereinafter called “Mortgage” or “Mortgages”), without providing that the notes are secured equally and ratably with (or, at our option, prior to) such secured Debt.

This obligation will not apply if, after giving effect to the secured Debt, the aggregate amount of all this Debt so secured together with all Attributable Debt of our and our Restricted Subsidiaries that is subject to the restriction on sale and leaseback transactions (as described below under “—Restrictions on Sales and Leasebacks”) involving Principal Properties, would not exceed 10% of Consolidated Net Tangible Assets.

This obligation will not apply to, and there will be excluded in computing secured Debt for the purpose of the restriction, Debt secured by:

•

Mortgages on property, stock or Debt of any corporation, partnership, association or other entity existing at the time that corporation, partnership, association or other entity becomes a Restricted Subsidiary or obligor under the indenture;

•	Mortgages in favor of Parker or a Restricted Subsidiary;

•	Mortgages in favor of a governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

•

Mortgages on property, stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price, construction cost or development cost created or assumed within 180 days after the acquisition or completion of construction or development of this property, stock or Debt;

•	Debt secured by Mortgages securing industrial revenue or pollution control bonds; and

•

any extension, renewal or refinancing (or successive extensions, renewals or refinancings), as a whole or in part, of any of the foregoing, except that this extension, renewal or refinancing Mortgage will be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or refinanced (plus improvements on the property).

Restrictions on Sales and Leasebacks

Neither we nor any of our Restricted Subsidiaries may enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt of us and our Restricted Subsidiaries with respect to this transaction plus all secured Debt that is subject to the restriction on secured debt (as described above under “—Restrictions on Secured Debt”), would not exceed 10% of Consolidated Net Tangible Assets.

This obligation will not apply to, and there will be excluded in computing Attributable Debt for purposes of this restriction, any sale and leaseback transaction if:

•	the sale or transfer of the Principal Property is made within 180 days after the later of its acquisition or completion of construction;

•	the lease secures or relates to industrial revenue or pollution control bonds; or

•

we or our Restricted Subsidiary, within 180 days after the sale is completed, apply (i) to the retirement of the notes, other Funded Debt of Parker ranking on parity with or senior to the notes, or Funded Debt of a Restricted Subsidiary or (ii) to the purchase of other property which will constitute a Principal Property having a value at least equal to the value of the Principal Property leased, an amount equal to the greater of (A) the net proceeds of the sale of the Principal Property leased or (B) the fair market value of the Principal Property leased.

In lieu of applying proceeds to the retirement of Funded Debt, we may surrender the notes to the Paying Agent for retirement and cancellation, or we or any Restricted Subsidiary may receive credit for the principal amount of Funded Debt voluntarily retired within 180 days after this sale.

This restriction will not apply to any sale and leaseback transaction between Parker and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of three years or less.

Consolidation, Merger and Sale of Assets

The indenture prohibits us from consolidating with or merging into another business entity, or transferring or leasing our properties and assets substantially as an entirety, unless:

•	the surviving or acquiring entity is a United States Person and it expressly assumes our obligations with respect to the notes by executing a supplemental indenture;

•	immediately after giving effect to the transaction, no default or event of default would occur or be continuing; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, lease or sale complies with the indenture.

The indenture further provides that no consolidation or merger of us with or into any other corporation and no conveyance, transfer or lease of our property substantially as an entirety to another person may be made if, as a result thereof, any Principal Property of ours or any of our Restricted Subsidiaries or any shares of capital stock or Debt of a Restricted Subsidiary would become subject to a Mortgage which is not expressly excluded from the restrictions or permitted by the indentures, unless the notes are secured equally and ratably with, or prior to, all indebtedness secured thereby.

Events of Default

The following events will constitute an event of default with respect to the notes under the indenture:

•	failure to pay an installment of interest on the notes (or payment with respect to the related coupons, if any) and continuation of the default for 30 days past the applicable due date;

•	failure to pay principal of the notes when due (whether at maturity, upon redemption, declaration of acceleration, required repurchase or otherwise);

•

failure to perform any other covenant or agreement in the indenture, other than a covenant included in the indenture solely for appropriate benefit of other notes, which failure continues for 90 days after the trustee or holders of at least 25% of the outstanding principal amount of the debt securities have given written notice of the failure in the manner provided in the indenture;

•

acceleration of more than $50,000,000 of our or our restricted subsidiaries’ other indebtedness for borrowed money under the terms of the applicable debt instrument if the acceleration is not rescinded or the indebtedness is not paid within ten days after the trustee or holders of at least 10% of the outstanding principal amount of the notes have given written notice of the default in the manner provided in the indenture; and

•	specified events relating to our bankruptcy, insolvency or reorganization.

If there is an event of default with respect to the notes, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount of the notes may declare the principal amount of all of the notes to be due and payable immediately. If the notes were issued at an original issue discount, less than the stated principal amount may become payable. After the declaration of acceleration of the maturity of the notes, but before the trustee obtains a judgment or decree for payment of the money due, the holders of at least a majority in aggregate principal amount of the notes may, on behalf of the holders of all notes and any related coupons, rescind and annul the declaration of acceleration as specified in the indenture. In addition, the holders of at least a majority in aggregate principal amount of the notes may, on behalf of the holders of all notes and any related coupons, waive any past default and its consequences, except defaults in the payment of principal or interest on the security or in respect of a covenant that cannot be modified or amended without the consent of the holder of each outstanding security. Such a waiver causes the event of default to cease to exist and be deemed to have been cured.

Notwithstanding any other provision in the indenture, each holder will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on the notes on the stated maturity or maturities expressed in the notes (or, in the case of redemption, on the redemption date or, in the case of redemption or repurchase by us at the option of the holder, on the date fixed for such redemption or repurchase, as the case may be) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such holder.

The indenture requires us to deliver annually to the trustee an officer’s certificate as to the absence of defaults under the terms of the indenture. The indenture provides that if a default occurs with respect to notes issued under the indenture, the trustee will give the holders notice of the default when, as and to the extent provided in the indenture. However, in the case of any default under any covenant, no notice of default to holders will be given until at least 60 days after the occurrence of the default.

The indenture provides that the trustee will be under no obligation, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless these holders shall have offered to the trustee satisfactory security or indemnity. Subject to these provisions for indemnification of the trustee, the holders of a majority of the amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee, with respect to the notes.

Satisfaction and Discharge of the Indenture

We may satisfy and discharge our obligations under the indenture with respect to the notes (other than certain limited obligations) when either (a) all the outstanding notes have been delivered to be cancelled or (b) all outstanding notes not delivered to the trustee for cancellation have become due and payable by reason of sending a notice of redemption, are to be called for redemption within one year under arrangements satisfactory to the trustee or will otherwise become due and payable within one year and we have irrevocably deposited or caused to be deposited with the trustee, in trust funds or non-callable U.S. government or government-guaranteed obligations or a combination thereof, an amount sufficient without reinvestment to pay all remaining principal and interest on the notes and we comply with certain other provisions of the indenture.

For the trustee to execute proper instruments acknowledging the satisfaction and discharge of the indenture in either case described above, we must also pay or cause to be paid all other sums payable under the indenture by us, and deliver to the trustee an officer’s certificate and an opinion of counsel stating that all indenture conditions have been met.

If we elect to discharge our obligations by depositing cash or U.S. government or government guaranteed obligations as described above, under present law such discharge is likely to be treated for U.S. federal income tax purposes as a redemption of the notes prior to maturity in exchange for the property deposited in trust. In that event, each holder would generally recognize, at the time of discharge, gain or loss for U.S. federal income tax purposes measured by the difference between (1) the sum of (a) the amount of any cash and (b) the fair market value of any property deposited in trust deemed received by such holder (unless attributable to accrued interest) and (2) such holder’s tax basis in the notes deemed surrendered. After the discharge, each such holder would likely be treated as if it held an undivided interest in the cash (or investments made therewith) and the property held in trust (or investments made with interest received therefrom). Each such holder would generally be subject to tax liability in respect of interest income and original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of the assets held in trust. Although tax might be owed, the holder of discharged notes would not receive cash (except for current payments of interest on the notes) until the maturity or earlier redemption (or, if applicable, repurchase by us at the option of the holder) of the notes. U.S. federal income tax treatment of this nature could affect the purchase price that a holder would receive upon the sale of the notes. You are urged to consult with your tax advisor regarding the tax consequences of the discharge of our obligations.

Legal Defeasance and Covenant Defeasance

The notes are subject to the defeasance and discharge provisions of the indenture. We may elect either:

•	legal defeasance, which will permit us to defease and be discharged from, subject to limitations, all of our obligations with respect to those notes; or

•	covenant defeasance, which will permit us to be released from our obligations to comply with covenants relating to those notes as described herein.

If we exercise our legal defeasance option with respect to the notes, payment of those notes may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to the notes, payment of those notes may not be accelerated because of an event of default related to the specified covenants.

We may invoke legal defeasance or covenant defeasance with respect to the notes only if:

•	we irrevocably deposit with the trustee, in trust:

•	an amount in funds;

•

U.S. government obligations which, through the scheduled payment of principal and interest in accordance with their terms, will provide, not later than one day before the due date of any payment, an amount in funds; or

•	any combination of funds or U.S. government obligations,

which are sufficient to pay upon maturity or redemption, as the case may be, the principal of and interest on those notes;

•

we deliver to the trustee a certificate from a nationally recognized independent registered public accounting firm expressing their opinion that the combination of funds or U.S. government obligations will provide cash at times and in amounts as will be sufficient to pay the principal and interest when due with respect to all the notes to maturity or redemption, as the case may be;

•

90 days pass after the deposit described above is made and, during the 90-day period, no default relating to our bankruptcy, insolvency or reorganization occurs that is continuing at the end of that period;

•	no event of default has occurred and is continuing on the date of the deposit described above after giving effect to the deposit;

•	we deliver to the trustee an officer’s certificate to the effect that no note will be delisted as a result of the deposit described above;

•	the deposit will not cause the trustee to have a conflict of interest under the Trust Indenture Act of 1939;

•	the legal defeasance or covenant defeasance will not result in a breach of or default under any other agreement to which we are party or to which we are bound;

•

the legal defeasance or covenant defeasance will not result in the trust arising from the deposit described above constituting an investment company under the Investment Company Act of 1940 unless registered under the Investment Company Act or exempt;

•

we deliver to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize gain or loss for federal income tax purposes as a result of such deposit, legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, legal defeasance or covenant defeasance had not occurred; and

•

we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the notes as contemplated by the indenture have been complied with.

Modification and Waiver

We may enter into supplemental indentures for the purpose of modifying or amending the indenture with the consent of holders of at least a majority in aggregate principal amount of our outstanding notes affected. However, the consent of all of the holders of our notes that are affected by any modification or amendment is required for any of the following:

•	to reduce the percentage in principal amount of notes whose holders must consent to an amendment or waiver;

•	to reduce the rate of or extend the time for payment of interest on any note or coupon or reduce the amount of any interest payment to be made with respect to any note or coupon;

•

to reduce the principal of or change the stated maturity of principal of, or any installment of principal of, or interest on, any note or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of maturity;

•	to change the time at which any note may or shall be redeemed;

•	to change the place or currency of payment of principal or installment of interest on any note;

•

to impair the right to bring a lawsuit for the enforcement of any payment on or after the stated maturity of any debt security (or in the case of redemption, on or after the date fixed for redemption); or

•

to modify any of the above provisions of the indenture, except to increase the percentage in principal amount of notes whose holders must consent to an amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by the modification or waiver.

In addition, we and the trustee may enter into supplemental indentures without the consent of the holders of notes for one or more of the following purposes:

•

to evidence that another person has become our successor under the provisions of the indenture and that the successor assumes our covenants, agreements and obligations in the indenture and in the notes;

•	to add to our covenants, agreements and obligations for the benefit of the holders of all or any series of notes or to surrender any of our rights or powers under the indenture;

•

to cure any ambiguity or to make corrections to the indenture, any supplemental indenture, or any notes, or to make such other provisions in regard to matters or questions arising under the indenture that do not adversely affect the rights of any holder;

•	to permit the issuance of notes in uncertificated form;

•	to secure the notes;

•	to add to, change or eliminate any of the provisions of the indenture with respect to one or more series of notes subject to certain limitations;

•

to add to or change or eliminate any provision of the indenture as shall be necessary to comply with any amendments to the Trust Indenture Act of 1939 or to otherwise maintain qualification of the indenture under the Trust Indenture Act of 1939 or to comply with the rules of any applicable depositary;

•	to conform the text of the indenture to any provision of this “Description of the Notes”;

•

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the notes and to add to or change any of the provisions of the indenture as necessary to provide for the administration of the indenture by more than one trustee; and

•	to establish the form or terms of notes and coupons of any series or to provide for the re-opening of such series of securities and for the issuance of additional securities of such series.

Same-Day Settlement and Payment

The notes will trade in the same-day funds settlement system of the relevant clearing system until maturity (or earlier redemption) or until we issue the notes in certificated form. Euroclear and Clearstream will therefore require secondary market trading activity in the notes to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Payment and Transfer or Exchange

Principal of and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency maintained by us for such purpose. Payment of principal of and interest on a global security registered in the name of a nominee for and deposited with a Common Safekeeper for Euroclear and Clearstream will be made in immediately available funds to the Common Safekeeper whose nominee is the registered holder of the Global Notes. If any of the notes is no longer represented by a global security, payment of interest on certificated notes in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. Transfers of beneficial interests in a global security registered in the name of or held by the Common Safekeeper or its nominee will be made in accordance with the Common Safekeeper’s procedures. See “Book-Entry; Delivery and Form.”

A holder may transfer or exchange any certificated notes in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any certificated note for redemption for a period of 15 days before mailing or sending of a notice of redemption of the note to be redeemed.

The registered holder of a note will be treated as the owner of it for all purposes.

All amounts of principal of or interest on the notes paid by the Paying Agent that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such notes will thereafter look solely to us for payment.

Trustee, Paying Agent and Security Registrar

The trustee under the indenture for our notes will be The Bank of New York Mellon Trust Company, N.A. The Bank of New York Mellon, an affiliate of the trustee, acts as a depositary for funds of, performs certain other services for, and transacts other banking business with us and certain of our subsidiaries in the normal course of its business. We may engage additional or substitute trustees with respect to particular series of our debt securities.

The paying agent and transfer agent for the notes is U.S. Bank Europe DAC, acting through its UK branch under the trade name U.S. Bank Global Corporate Trust, which performs services for us under the Agency Agreement. The current registrar for the notes is U.S. Bank Europe DAC, which performs services for us under the Agency Agreement.

Governing Law

The indenture is, and the notes will be, governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY; DELIVERY AND FORM

The Company has obtained the information in this section from sources that it believes to be reliable. The Company takes no responsibility for an accurate portrayal of this information. In addition, the description in this section reflects the Company’s understanding of the rules and procedures of the ICSDs as they are currently in effect. Those systems could change their rules and procedures at any time.

Global Clearance and Settlement

The notes will initially be represented by permanent Global Notes. The notes, when issued in global form, are intended to be held in a manner which will allow the notes to be eligible to be pledged as collateral in European central banking and monetary operations and to be held under the NSS. The Global Notes are expected to be deposited with, or on behalf of, a Common Safekeeper for the ICSDs and issued to and registered in the name of a nominee of the Common Safekeeper.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the ICSDs. You may hold your interests in the global notes through an ICSD, either as a participant in such systems or indirectly through organizations which are participants in such systems. Beneficial interests in the Global Notes will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. We expect that pursuant to procedures established by the ICSDs, upon the deposit of the Global Notes with the Common Safekeeper, the ICSDs will credit, on their book-entry registration and transfer systems, the interest in the notes represented by the Global Notes to the accounts of participants. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Clearstream and Euroclear.

The distribution of the notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the notes will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in euro, except as described in “Description of the Notes—Issuance in Euro.”

Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the notes held by them. The Company has no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. The Company also does not supervise these systems in any way.

Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by the Company or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

The Company has been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a bank and professional depositary in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (the “Euroclear Terms and Conditions”), and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.

Euroclear and Clearstream Arrangements

So long as the nominee of the Common Safekeeper is the registered holder and owner of the Global Notes, such nominee will be considered the sole legal owner and holder of the notes evidenced by the global certificates for all purposes of such notes. Except as set forth below, as an owner of a beneficial interest in the global certificates, you will not be entitled to have the notes represented by the Global Notes registered in your name, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the owner or holder of any notes held in the form of the Global Notes. We understand that under existing industry practice, in the event an owner of a beneficial interest in the Global Notes desires to take any action that the nominee of the Common Safekeeper, as the holder of the Global Notes, is entitled to take, the Common Safekeeper will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

All payments on notes represented by the Global Notes registered in the name of the nominee of the Common Safekeeper and held by the Common Safekeeper will be made to the ICSDs or the nominee of the Common Safekeeper, as the case may be, as the registered owner and holder of the Global Notes.

We expect that the ICSDs, upon receipt of any payment on the Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the Global Note as shown on the records of the ICSDs. We also expect that payments by participants or indirect participants to owners of beneficial interest in the Global Notes held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. None of the Company, the trustee, any underwriter or any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”)) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Distributions of principal, premium, if any, and interest with respect to the Global Notes will be credited in euro to the extent received by Euroclear or Clearstream from the paying agent to the cash accounts of Euroclear or Clearstream participants in accordance with the relevant system’s rules and procedures.

Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the Global Notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Clearance and Settlement Procedures

The Company understands that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

The Company understands that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. United States investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Certificated Notes

If the depositary for any of the notes represented by a registered global note is at any time unwilling or unable to continue as depositary or ceases to be eligible to act as depositary in respect of the notes and a successor depositary is not appointed by the Company within 90 days, the Company will issue notes in definitive form in exchange for the registered global note that had been held by the depositary. Any notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the trustee or other relevant agent of the trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary. In addition, the Company may at any time determine that the notes shall no longer be represented by a global note and will issue notes in definitive form in exchange for such global note pursuant to the procedure described above.

Eurosystem Eligibility

The notes are intended to be held in a manner which will allow Eurosystem eligibility. This means that the notes are intended upon issue to be deposited with one of the ICSDs as Common Safekeeper (and registered in the name of a nominee of one of the ICSDs acting as Common Safekeeper) and does not necessarily mean that the notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon satisfaction of the Eurosystem eligibility criteria.

Notices

Notices to holders of the notes will be sent by mail to the registered holders, or otherwise in accordance with the procedures of the applicable depositary.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes certain U.S. federal income tax consequences of the purchase, ownership and disposition of the notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This summary deals only with notes that are held as capital assets (generally, property held for investment) by holders that purchase the notes for cash pursuant to this offering at their initial offering price (the first price at which a substantial amount of the notes are sold to purchasers for cash other than sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers). This section is based upon the Code, judicial decisions, final, temporary and proposed U.S. Treasury regulations, Internal Revenue Service (“IRS”) rulings and other administrative pronouncements as of the date of this prospectus supplement, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. No ruling from the IRS or opinion of counsel has or will be sought with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position than as described below concerning the tax consequences of the purchase, ownership and disposition of the notes. This section does not describe the different consequences that may apply to holders that are subject to special rules, including:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for such trader’s securities holdings;

•	a broker;

•	a tax-exempt entity;

•	an insurance company;

•	a person that holds notes as part of a straddle, hedge, conversion or other integrated transaction;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	a bank or other financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a former citizen or long-term resident of the United States;

•	a controlled foreign corporation;

•	a passive foreign investment company;

•	an entity or arrangement classified as a partnership or other pass-through entity or investor therein;

•	a personal holding company;

•	a pension fund;

•	an individual retirement or other tax-deferred account;

•	a holder subject to the alternative minimum tax;

•	a person deemed to sell the notes under the constructive sale provisions of the Code;

•	an accrual method taxpayer that is required to recognize income for U.S. federal income tax purposes no later than when it is taken into account in financial statements; and

•	a holder that participates in this offering and is also a beneficial owner of the existing euro notes that are being repaid with the proceeds of this offering as described above in “Use of Proceeds.”

For purposes of this section, a “U.S. Holder” is a beneficial owner of notes that is, or is treated as, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in the United States or under the laws of the United States or any subdivision thereof;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons,” as defined in Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

For purposes of this section, a “Non-U.S. Holder” is a beneficial owner of notes that is not a U.S. Holder or an entity treated as a partnership for U.S. federal income tax purposes. If any entity, domestic or foreign, treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partners and partnerships should consult their own tax advisors as to the particular tax consequences of investing in the notes.

Please consult your own tax advisor as to the particular tax consequences to you of purchasing, holding and disposing of notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Additional Amounts

In certain circumstances (see “Description of the Notes—Payment of Additional Amounts” and “Description of the Notes—Repurchase Upon a Change of Control”), we may be obligated to pay amounts in excess of stated interest or principal on the notes. It is possible that the IRS could assert that such additional or excess amounts are “contingent payments” and that, as a result, the notes are properly treated as contingent payment debt instruments for U.S. federal income tax purposes. However, the relevant U.S. Treasury regulations state that, for purposes of determining whether a debt instrument is a contingent payment debt instrument, contingencies which are either remote or incidental as of the issue date are ignored. We believe that, as of the issue date, the likelihood of paying such additional or excess amounts on the notes is remote and/or incidental. Accordingly, we do not intend to treat the notes as contingent payment debt instruments for U.S. federal income tax purposes. Our determination that these contingencies are remote and/or incidental is binding on a holder unless such holder discloses its contrary position in the manner required by applicable U.S. Treasury regulations. Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, the amount, character, and timing of the income recognized by a holder may be materially different from the consequences discussed herein. Potential investors are urged to consult their own tax advisors regarding the potential treatment of the notes as contingent payment debt instruments. The remainder of this section assumes that the notes are not treated as contingent payment debt instruments and that no such additional amounts will be paid.

Considerations for U.S. Holders

Interest

Payments of stated interest on the notes generally will be treated as “qualified stated interest” for U.S. federal income tax purposes and taxable to a U.S. Holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes. It is expected, and this section assumes, that the notes will be issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes.

If a U.S. Holder uses the cash method of tax accounting and receives a payment of interest (or proceeds from a sale, exchange, redemption, retirement or other taxable disposition attributable to accrued interest), such U.S. Holder will be required to include in income the U.S. dollar value of the euro payment (determined based on a spot rate on the date the payment is received, regardless of whether the payment is in fact converted into U.S. dollars on such date).

If a U.S. Holder uses the accrual method of tax accounting, such U.S. Holder may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, a U.S. Holder will be required to include in income for each taxable year the U.S. dollar value of the amount of interest income that accrues with respect to a note during such year, determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. Under the second method, a U.S. Holder may elect to translate interest income for an interest accrual period into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. If a U.S. Holder makes this election, such U.S. Holder must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS. In addition, if a U.S. Holder uses the accrual method of accounting, such U.S. Holder will recognize foreign currency gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date the interest payment (or proceeds from the disposition attributable to accrued interest) is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the euro payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above).

A U.S. Holder’s tax basis in the euro received on a payment of interest will generally equal its U.S. dollar value based on the spot rate on the date the payment is received. If a U.S. Holder receives a payment of interest in U.S. dollars (as discussed above under “Description of the Notes—Issuance in Euro”), the U.S. dollar amount received may not be equal to the U.S. dollar amount required to be recognized as interest income under the rules discussed above. Any difference between such amounts will give rise to foreign currency gain or loss and will be taxed as described above.

Sale, Redemption, Retirement or Other Taxable Disposition of Notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the disposition and such U.S. Holder’s tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to such accrued interest are treated as interest and taxed as described under “—Interest” above. If a U.S. Holder’s note is disposed of in a taxable transaction for an amount denominated in euros, then the amount realized generally will equal the U.S. dollar value of the euro received in the disposition calculated at the exchange rate in effect on the date of the disposition. If the notes are traded on an established securities market, a cash method taxpayer who buys or sells a note is required to translate units of euro paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale and an accrual method taxpayer may elect the same treatment for all purchases and sales of notes. This election by accrual method taxpayers cannot be changed without the consent of the IRS.

A U.S. Holder’s tax basis in a note will be the U.S. dollar value of the euro amount such U.S. Holder paid for the note, determined on the date of the purchase (or the settlement date for the purchase if the notes are traded on an established securities market and the U.S. Holder either uses the cash method of accounting, or uses the accrual method of accounting and so elects, as described in the immediately preceding paragraph). If a U.S. Holder purchases a note with euro such U.S. Holder previously owned, such U.S. Holder will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. Holder’s tax basis in the euro and the U.S. dollar fair market value of the note on the date of purchase.

Except to the extent of foreign currency gain or loss (as described below), gain or loss realized on the sale, exchange, redemption, retirement or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the disposition the U.S. Holder has held the note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations under the Code.

A U.S. Holder may recognize foreign currency gain or loss upon the sale, exchange, redemption, retirement or other taxable disposition of a note as a result of fluctuations in the euro-U.S. dollar exchange rate. Gain or loss attributable to these fluctuations will equal the difference between (i) the U.S. dollar value of a U.S. Holder’s purchase price in euro of the note, determined using the spot price on the date the note is disposed of, and (ii) the U.S. dollar value of such U.S. Holder’s purchase price in euro of the note, determined using the spot price on the date such U.S. Holder acquired the note. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss such U.S. Holder realized on the disposition of the note. Any such gain or loss generally will be U.S. source ordinary income or loss. If a U.S. Holder recognizes a loss upon a disposition of a note and such loss is above certain thresholds (which thresholds are, in the case of individuals and trusts, significantly lower for foreign currency losses than for other loss transactions), such U.S. Holder may be required to file a disclosure statement with the IRS. U.S. Holders should consult their tax advisors regarding this reporting obligation.

A U.S. Holder will have a tax basis in any euro received on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the U.S. dollar value of the euro, determined at the time the euro is received. Any gain or loss a U.S. Holder recognizes on a disposition of euro (including its exchange for U.S. dollars) will be ordinary income or loss.

Surtax on Net Investment Income

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% surtax on the lesser of (1) the U.S. Holder’s “net investment income” (or, in the case of an estate or a trust, its undistributed “net investment income”) for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income (or, in the case of an estate or a trust, its adjusted gross income) for the taxable year over a certain threshold. A U.S. Holder’s net investment income generally will include its gross interest income and its net gains from the disposition of the notes, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate, or trust, you are urged to consult your tax advisors regarding the applicability of the surtax to your income and gains in respect of your investment in the notes.

Backup Withholding and Information Reporting

A U.S. Holder may be subject to information reporting and backup withholding (currently at a rate of 24%) when such holder receives interest payments on the notes, or receives proceeds upon the sale or other disposition of such notes (including a redemption or retirement of a note). Certain holders (currently including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•	fails to provide its correct taxpayer identification number, or certification of exempt status;

•

fails to certify, under penalties of perjury (generally on a properly completed and executed IRS Form W-9) that it has furnished a correct taxpayer identification number and that the IRS has not notified the U.S. Holder that it is subject to backup withholding; or

•	is notified by the IRS that it has failed to report in full payments of interest and dividend income.

U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund, provided they timely provide certain information to the IRS.

Considerations for Non-U.S. Holders

Interest

Subject to the discussions below concerning backup withholding and FATCA, payments of interest on the notes to Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax, provided that:

•

such payments are not effectively connected with such holder’s conduct of a U.S. trade or business (or, in the case of an applicable tax treaty, are not attributable to a “permanent establishment” or “fixed base” maintained by the Non-U.S. Holder in the United States);

•	such holder is not a “10-percent shareholder” of us within the meaning of Section 871(h)(3)(B) of the Code;

•

such holder is not a controlled foreign corporation that is related, directly or indirectly, to us through actual or constructive stock ownership and is not a bank that received such notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

(i) such holder (or a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-U.S. Holder) provides the name, address and certain other information about the Non-U.S. Holder on a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or an appropriate successor or substitute form), and certifies that it is not a United States person under penalties of perjury or (ii) such holder holds the notes through certain foreign intermediaries or foreign partnerships and certain certification requirements are met.

If the requirements described above are not satisfied, payments of interest to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30% unless a tax treaty applies or the interest payments are effectively connected with the conduct of a U.S. trade or business (and, if an applicable tax treaty requires, are attributable to a “permanent establishment” or “fixed base” maintained by the Non-U.S. Holder in the United States) (as discussed below). If a tax treaty applies, a Non-U.S. Holder may be eligible for a reduced rate of withholding. In order to claim any exemption from or reduction in the 30% withholding tax, a Non-U.S. Holder must generally provide a properly executed (i) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or appropriate successor or substitute form), claiming a reduction of or an exemption from withholding under an applicable tax treaty or (ii) IRS Form W-8ECI (or appropriate successor or substitute form) stating that such payments are not subject to withholding tax because they are effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States. These forms may need to be periodically updated. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Interest Effectively Connected with a U.S. Trade or Business

If a Non-U.S. Holder is engaged in a trade or business in the United States (and, if an applicable tax treaty requires, if a Non-U.S. Holder maintains a “permanent establishment” or “fixed base” within the United States) and interest on the notes is effectively connected with the conduct of such trade or business (and, if an applicable tax treaty requires, attributable to such “permanent establishment” or “fixed base”), the Non-U.S. Holder will be subject to U.S. federal income tax (but not withholding tax, assuming a properly executed Form W-8ECI or an appropriate successor or substitute form has been provided) on such interest on a net income basis at the regular graduated rates in generally the same manner as if the holder was a U.S. person. In addition, in certain circumstances, a corporate Non-U.S. Holder may be subject to a 30% branch profits tax (or applicable lower tax treaty rate, provided certain certification requirements are met) on its effectively connected earnings and profits, as adjusted for certain items.

Sale, Redemption, Retirement or Other Taxable Disposition of Notes

Except as described below and subject to the discussions below concerning backup withholding and FATCA, any gain or income realized on the sale, exchange, redemption, retirement or other taxable disposition of a note (less any portion allocable to accrued and unpaid interest, which will be taxable as interest as discussed under the heading “—Interest,” above) will generally not be subject to U.S. federal income tax unless:

•

such gain or income is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an applicable tax treaty requires, is attributable to a “permanent establishment” or “fixed base” maintained by the Non-U.S. Holder in the United States); or

•	such gain or income is realized by an individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder (but without regard to the surtax on net investment income discussed above). Under certain circumstances, a Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or an applicable lower tax treaty rate, provided certain certification requirements are met) on its effectively connected earnings and profits, as adjusted for certain items.

Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or an applicable lower tax treaty rate), to the extent of the excess of such holder’s U.S. -source capital gains during the tax year over U.S. -source capital losses during such tax year, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such capital losses.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting

Generally, we must report to the IRS and to a Non-U.S. Holder the amount of interest on the notes paid to such Non-U.S. Holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which such Non-U.S. Holder resides under the provisions of an applicable tax treaty or other intergovernmental agreement.

If a Non-U.S. Holder fails to comply with applicable certification requirements, the proceeds received from a sale or other disposition of notes may be subject to information reporting and such proceeds and interest payments on the notes may be subject to U.S. federal backup withholding. The certification procedures required to claim the exemption from withholding tax on interest described above under “—Considerations for Non-U.S. Holders—Interest” generally will satisfy the certification requirements necessary to avoid backup withholding as well.

Backup withholding is not an additional tax. Any amounts so withheld under the backup withholding rules may be allowed as a credit against a Non-U.S. Holder’s U.S. federal income tax liability or may be claimed as a refund provided the holder timely furnishes certain information to the IRS. Non-U.S. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance, the availability of an exemption from information reporting and backup withholding, and the procedure for obtaining such an exemption, if available.

Foreign Account Tax Compliance Act

Under FATCA, a 30% U.S. federal withholding tax may apply to “withholdable payments” paid on the notes to (i) a “foreign financial institution” (as specifically defined in the Code and which term includes most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its identity, its “chapter 4 status” (as specifically defined in applicable U.S. Treasury regulations), and its “United States account” holders (as specifically defined in the Code) and meets certain other specified requirements, or (ii) a “non-financial foreign entity” (as specifically defined in the Code), whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such non-financial foreign entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and certain other specified requirements are met (in each case, typically on an IRS Form W-8BEN or W-8BEN-E). For this purpose, withholdable payments generally include interest paid in respect of the notes and the gross proceeds from the sale of the notes. However, the IRS has issued proposed U.S. Treasury regulations that would eliminate FATCA withholding on payments of gross proceeds (but not on payments of interest). Pursuant to the preamble to the proposed U.S. Treasury regulations, we and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until the final U.S. Treasury regulations are issued or until such proposed U.S. Treasury regulations are rescinded. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

As described above under “Description of the Notes—Payment of Additional Amounts” we will not pay any additional amounts to holders in respect of any amounts withheld pursuant to FATCA. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

The preceding discussion of United States federal income tax consequences is general information only and is not tax advice. Accordingly, you should consult your own tax advisor as to the particular tax consequences to you of purchasing, holding or disposing of notes, including the applicability and effect of any state, local or non-U.S. tax laws, and of any changes or proposed changes in applicable law.

UNDERWRITING

Citigroup Global Markets Limited, HSBC Bank plc and Morgan Stanley & Co. International plc are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement, dated the date hereof, among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective principal amounts of notes set forth opposite its name below.

Underwriters	Principal Amount of Notes
Citigroup Global Markets Limited	€117,250,000
HSBC Bank plc	117,250,000
Morgan Stanley & Co. International plc	117,250,000
Barclays Bank PLC	42,000,000
J.P. Morgan Securities plc	42,000,000
Merrill Lynch International	42,000,000
Wells Fargo Securities International Limited	42,000,000
KeyBanc Capital Markets Inc.	23,100,000
BNP PARIBAS	15,750,000
Mizuho International plc	15,750,000
PNC Capital Markets LLC	15,750,000
The Toronto-Dominion Bank	15,750,000
Truist Securities, Inc.	15,750,000
BNY Mellon Capital Markets, LLC	10,500,000
Banco Bilbao Vizcaya Argentaria, S.A.	10,500,000
Commerzbank Aktiengesellschaft	10,500,000
Goldman Sachs & Co. LLC	10,500,000
U.S. Bancorp Investments, Inc.	10,500,000
MUFG Securities EMEA plc	9,100,000
Loop Capital Markets LLC	4,200,000
Banco Santander, S.A.	4,200,000
UniCredit Bank GmbH	4,200,000
SMBC Bank International plc	4,200,000

Total	€700,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of the notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of an officer’s certificate and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose to offer the notes initially to the public at the applicable public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering prices and other terms of the offering may be changed. The underwriters may offer and sell the notes through certain of their affiliates. The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes and in total):

Paid by the Company
Per Note	0.400%
Total	€2,800,000

The expenses of this offering, not including the underwriting discount, are estimated to be $2.25 million and are payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading market. Application has been made for the notes to be admitted to the Official List and traded on the GEM. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without notice. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop.

If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Short Positions and Price Stabilization

In connection with the issuance of the notes, Morgan Stanley & Co. International plc (the “Stabilization Manager”) (or persons acting on behalf of the Stabilization Manager) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail; however, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offering of the notes is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the date of issue of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the Stabilization Manager (or persons acting on behalf of the Stabilization Manager) in accordance with all applicable laws and rules.

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the notes made by the underwriters in the open market prior to the completion of the offering.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Certain of the underwriters and their respective affiliates are full service financial institutions that have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates, including acting as lenders under our credit facility. They have received, or may in the future receive, customary fees and commissions or other payments for these transactions. Certain of the underwriters (or affiliates thereof) may also be holders of our existing euro notes and, as such, may receive a portion of the net proceeds of this offering. In addition, BNY Mellon Capital Markets, LLC, one of the underwriters participating in the offering, is an affiliate of the Trustee.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of these underwriters or their affiliates routinely hedge, and certain others of these underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes. Any such credit default swaps or short positions could adversely affect future trading prices of the notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Settlement

We expect that the delivery of the notes will be made against payment therefor on or about February 20, 2025, which will be the tenth day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+10”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of notes who wish to trade the notes prior to the date that is more than one business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to the date that is more than one business day preceding the settlement date should consult their own advisor.

Selling Restrictions

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (“EUWA”); or (ii) a customer within the meaning of the provisions of the UK’s Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

This communication is only being distributed to and is only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the FSMA 2000 (Financial Promotion) Order 2005, or the “Order,” or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus supplement to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purpose of being issued (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). Accordingly, the notes have not been, and will not be, directly or indirectly, offered or sold in Japan or to, or for account or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for account or the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than:

(a)	to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i)

to an institutional investor under Section 274 of the SFA or to a relevant person as defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of our obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

Certain legal matters with respect to the legality of the notes being offered hereby will be passed upon for us by Jones Day. Weil, Gotshal  & Manges LLP, New York, New York, is advising the underwriters in connection with the offering of the notes.

EXPERTS

The financial statements of Parker-Hannifin Corporation as of June 30, 2024 and 2023, and for each of the three years in the period ended June 30, 2024, incorporated by reference in this prospectus, and the effectiveness of Parker-Hannifin Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Information on or accessible through the SEC’s website is not part of, or incorporated by reference into, this prospectus supplement, other than documents filed with the SEC that we incorporate by reference. We also make available free of charge on our website at investors.parker.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as well as proxy materials we file with the SEC pursuant to Section 14 of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Global Code of Conduct, Corporate Governance Guidelines and Independence Standards for Directors are available free of charge on our website at investors.parker.com or in print by writing to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, or by calling (216) 896-3000. Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus supplement, other than documents filed with the SEC that we incorporate by reference.

INFORMATION WE INCORPORATE BY REFERENCE

We incorporate by reference the documents listed below and any future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of this offering of notes. Any statement in a document incorporated by reference is an important part of this prospectus supplement. We do not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K after the date of this prospectus supplement unless, and except to the extent, specified in such current reports.

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2024;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2024 and December 31, 2024;

•	our Definitive Proxy Statement filed on September 20, 2024 to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024; and

•	our Current Reports on Form 8-K filed on July 10, 2024 and October 29, 2024.

Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part of this prospectus supplement, except as so modified, and any statement so superseded will not be deemed to constitute a part of this prospectus supplement.

We will provide without charge to each person to whom a copy of this prospectus supplement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated into this prospectus supplement by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to:

Parker-Hannifin Corporation

6035 Parkland Boulevard

Cleveland, Ohio 44124-4141

(216) 896-3000

Attention: Corporate Secretary

LISTING AND GENERAL INFORMATION

As disclosed in “About This Prospectus Supplement”, application has been made to Euronext Dublin for the notes to be admitted to the Official List and traded on the GEM. This prospectus supplement dated     , 2025 must be read in conjunction with the accompanying prospectus dated September 5, 2023. The prospectus and the prospectus supplement together comprise the Listing Particulars for the purposes of such application being made to Euronext Dublin. For the avoidance of doubt, the Listing Particulars does not comprise a prospectus for the purposes of the Prospectus Regulation and has not been reviewed or approved by the Central Bank of Ireland.

The Company accepts responsibility for the information contained in the Listing Particulars. To the best of the knowledge of the Company (which has taken all reasonable care to ensure that such is the case), such information is in accordance with the facts and does not omit anything likely to affect the import of such information.

Administrative, Management and Supervisory Bodies

Directors of the Company

The directors of the Company, their respective business addresses and their principal occupations are:

Name	Business Address	Principal Occupation
Denise Russell Fleming	6035 Parkland Boulevard, Cleveland, Ohio 44124	Business Executive
Lance M. Fritz	6035 Parkland Boulevard, Cleveland, Ohio 44124	Business Executive
Linda A. Harty	6035 Parkland Boulevard, Cleveland, Ohio 44124	Business Executive
Kevin A. Lobo	6035 Parkland Boulevard, Cleveland, Ohio 44124	Business Executive
Jennifer A. Parmentier	6035 Parkland Boulevard, Cleveland, Ohio 44124	Business Executive
E. Jean Savage	6035 Parkland Boulevard, Cleveland, Ohio 44124	Business Executive
Joseph Scaminace	6035 Parkland Boulevard, Cleveland, Ohio 44124	Business Executive
Laura K. Thompson	6035 Parkland Boulevard, Cleveland, Ohio 44124	Business Executive
James R. Verrier	6035 Parkland Boulevard, Cleveland, Ohio 44124	Business Executive
James L. Wainscott	6035 Parkland Boulevard, Cleveland, Ohio 44124	Business Executive

There are no material conflicts of interest or material potential conflicts of interest between the private interests of the directors and the management team, and their duties to the Company.

Auditors

The financial year of the Company is June 30. The independent auditors of the Company are Deloitte & Touche LLP. Deloitte & Touche LLP is an independent registered public accounting firm.

Material Contracts

The Company has entered into the material contracts from time to time as set forth on the exhibit index in its Annual Report on Form 10-K for the year ended June 30, 2024, filed with the SEC on August 22, 2024.

Legal and Arbitration Proceedings

Except as set forth in Part I “Item 3—Legal Proceedings” of the Annual Report on Form 10-K for the year ended June 30, 2024, the Company is not, and has not during the previous twelve months, been involved in any governmental, legal or arbitration proceedings that would have a significant effect on the Company’s consolidated financial position or profitability, nor, to the knowledge of the Company, is any such governmental, legal or arbitration proceedings involving the Company pending or threatened.

No Material Adverse Change

Except as set forth in Part I “Item 1—Business,” “Item 1A—Risk Factors,” “Item 3—Legal Proceedings,” Part II “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 8—Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended June 30, 2024, filed with the SEC on August 22, 2024, and except as set forth in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC thereafter, and in the “Summary” and “Risk Factors” sections of this prospectus supplement, there has been no material adverse change in the Company’s prospects since June 30, 2024 (the date to which the Company’s most current audited financial statements have been prepared), and there has been no significant change in the financial or trading position of the Company since December 31, 2024 (the date to which the Company’s most current interim financial statements have been prepared).

Financial Statements Incorporated by Reference

The following documents containing financial statements of the Company have been filed with Euronext Dublin and are incorporated by reference into the Listing Particulars:

(1)	our Annual Report on Form 10-K for the year ended June 30, 2024, which also includes the financial statements as of and in the period ended June 30, 2023 (filed with the SEC on August 22, 2024); and

(2)	our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2024 (filed with the SEC on November 5, 2024) and December 31, 2024 (filed with the SEC on January 31, 2025).

Documents Available for Inspection

For as long as the notes are listed on the Official List and admitted to trading on the GEM, copies of the following documents will be available for inspection in electronic form (through the SEC’s EDGAR site or on the website of the Company) or at the principal offices of the Company located at 6035 Parkland Boulevard, Cleveland, Ohio 44124, United States:

(a)	the Amended Articles of Incorporation of the Company;

(b)	the Amended and Restated Regulations of the Company;

(c)	the audited financial statements of the Company for the years ended June 30, 2024 and June 30, 2023; and

(d)	the unaudited financial statements of the Company for the quarters ended September 30, 2024 and December 31, 2024.

Authorization of Issuance

The issuance of the notes was authorized by the board of directors of the Company by resolutions passed prior to the date of delivery of the notes.

ISIN, Common Code, CFI and FISN

The International Securities Identification Number (ISIN) for the notes is XS2986378714.

The Common Code for the notes is 298637871.

The Classification of Financial Instruments (CFI) code for the notes is DBFXFR.

The Financial Short Name (FISN) for the notes is PARKER HANNIFIN/2.9 BD 20300301.

Listing Agent

Walkers Listing Services Limited is acting solely in its capacity as listing agent for the Company (and not on its own behalf) in connection with the application for admission of the notes to the Official List of Euronext Dublin and to trading on the GEM.

Address for the Parties to the Transaction

The Bank of New York Mellon Trust Company, N.A.

311 South Wacker Drive

Suite 6200B, Floor 62

Mailbox #44

Chicago, Illinois 60606

U.S. Bank Europe DAC, UK Branch

125 Old Broad Street, Fifth Floor

London

EC2N 1AR

United Kingdom

U.S. Bank Europe DAC

Block F1, Cherrywood Business Park

Cherrywood, Dublin 18

Ireland D18 W2X7

Jones Day

2727 N Harwood Street

Dallas, TX 75201

Weil Gotshal & Manges LLP

767 5th Avenue

New York, NY 10153

PROSPECTUS

PARKER-HANNIFIN CORPORATION

Debt Securities

Common Shares

Serial Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

We may offer from time to time, in one or more offerings, debt securities, common shares, serial preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of the securities in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any related prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

We may sell the securities on an immediate, continuous or delayed basis directly, through underwriters, dealers or agents as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions, discounts and overallotment. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Our common shares are listed on the New York Stock Exchange under the symbol “PH.” None of our other securities are listed on any national securities exchange.

Investing in our securities involves certain risks. Please read carefully the section titled “Risk Factors” beginning on page 1 of this prospectus.

Our executive offices are located at 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141 and our telephone number is (216) 896-3000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 5, 2023.

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus, any applicable supplement to this prospectus or any applicable free writing prospectus. We do not take responsibility for any information or representation not contained in or incorporated by reference into this prospectus, any applicable supplement to this prospectus or applicable free writing prospectus. This prospectus, any applicable supplement to this prospectus and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus, any applicable supplement to this prospectus and any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable supplement to this prospectus, the documents incorporated herein and therein by reference, and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus, any applicable supplement to this prospectus or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition and results of operations may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, at any time and from time to time, any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information under the heading “Where You Can Find More Information.”

References in this prospectus to the terms “Company,” “Parker,” “we,” “our” or “us” or other similar terms mean Parker-Hannifin Corporation and all wholly-owned and majority-owned subsidiaries and joint ventures, unless we state otherwise or the context indicates otherwise.

RISK FACTORS

Before you purchase securities offered pursuant to this prospectus, you should be aware of various risks, including but not limited to those discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K, which is incorporated into this prospectus by reference and may be updated and modified periodically in our reports filed with the SEC. See “Information We Incorporate by Reference” for more information on these reports. You should carefully consider these risk factors together with all other information in this prospectus and the applicable prospectus supplement before you decide to invest in the securities. If any of these risks actually occurs, our business, results of operations and cash flows could suffer. In that case, the trading price of our securities could decline, and you could lose all or a part of your investment.

PARKER-HANNIFIN CORPORATION

We are a leading worldwide diversified manufacturer of motion and control technologies and systems, providing precision engineered solutions for a wide variety of mobile, industrial and aerospace markets.

Parker was incorporated in Ohio in 1938. Our principal executive offices are located at 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141. Our telephone number is (216) 896-3000. We also maintain a website that contains additional information about us at http://www.phstock.com. Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we specifically incorporate by reference.

DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

Forward-looking statements contained in this prospectus, any prospectus supplement or free writing prospectus, the documents incorporated by reference into this prospectus and other written reports and oral statements we may make from time to time are made based on known events and circumstances at the time of release and, as such, are subject in the future to unforeseen uncertainties and risks. These types of statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as “anticipates,” “believes,” “may,” “should,” “could,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions. All statements regarding future performance, earnings projections, events or developments are forward-looking statements. It is possible that our future performance and our earnings projections, including our individual segments, may differ materially from current expectations, depending on economic conditions within our industrial and aerospace markets, and our ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, actions taken to combat the effects of the current economic environment, and growth, innovation and global diversification initiatives. Additionally, the actual impact of changes in tax laws in the United States and foreign jurisdictions and any judicial or regulatory interpretations thereof on future performance and earnings projections may impact our tax calculations. A change in the economic conditions in individual markets may have a particularly volatile effect on segment performance.

Among other factors which may affect future performance are:

•	changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments;

•	disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs and changes in product mix;

•	the impact of political, social and economic instability and disruptions, including public health crises such as the COVID-19 pandemic;

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ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions, including the integration of Meggitt plc; and our ability to effectively manage expanded operations from acquisitions;

•	the ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures;

•

the determination to undertake business realignment activities and the expected costs thereof and, if undertaken, the ability to complete such activities and realize the anticipated cost savings from such activities;

•	ability to implement successfully capital allocation initiatives, including timing, price and execution of share repurchases;

•	availability, limitations or cost increases of raw materials, component products and/or commodities that cannot be recovered in product pricing;

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global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates, credit availability and changes in consumer habits and preferences;

•	ability to manage costs related to insurance and employee retirement and health care benefits;

•	legal and regulatory developments and changes;

•	additional liabilities relating to changes in tax rates or exposure to additional income tax liabilities;

•	ability to enter into, own, renew, protect and maintain intellectual property and know-how;

•	leverage and future debt service obligations;

•	potential impairment of goodwill;

•	compliance costs associated with environmental laws and regulations;

•	potential labor disruptions or shortages and the ability to attract and retain key personnel;

•	uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals;

•	global competitive market conditions, including U.S. trade policies and resulting effects on sales and pricing;

•	local and global political and economic conditions, including the Russia-Ukraine war and its residual effects;

•	inability to obtain, or meet conditions imposed for, required governmental and regulatory approvals;

•	government actions and natural phenomena such as pandemics, floods, earthquakes, hurricanes or other natural phenomena that may be related to climate change;

•	increased cyber security threats and sophisticated computer crime; and

•	success of business and operating initiatives.

These factors and the other risk factors described in this prospectus and any prospectus supplement, including the documents incorporated by reference, are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us. You should carefully read the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K, which is incorporated into this prospectus by reference and may be updated and modified periodically in our reports filed with the SEC. See “Information We Incorporate by Reference” for more information on these reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Information on or accessible through the SEC’s website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we specifically incorporate by reference.

We also make available free of charge on our website at www.phstock.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as well as proxy materials we file with the SEC pursuant to Section 14 of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Code of Conduct, Board of Directors Guidelines on Significant Corporate Governance Issues and Independence Standards for Directors are available free of charge on our website at www.phstock.com or in print by writing to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, or by calling (216) 896-3000. Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we specifically incorporate by reference.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update this prospectus.

We incorporate by reference the documents listed below which we filed with the SEC under the Exchange Act:

•	Annual Report on Form 10-K for the year ended June 30, 2023, filed with the SEC on August 24, 2023;

•	Current Report on Form 8-K filed with the SEC on September 5, 2023; and

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The description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on September 8, 1967 and all amendments and reports filed for the purpose of updating that description.

We also incorporate by reference each of the documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the securities terminates. We will not, however, incorporate by reference in this prospectus any documents or portions of any documents that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports or herein.

You may request a copy of any of these filings (other than an exhibit to those filings, unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by calling or writing us at the following address:

Parker-Hannifin Corporation

6035 Parkland Blvd.

Cleveland, Ohio 44124-4141

(216) 896-3000

Attention: Secretary

Any statement contained or incorporated by reference in this prospectus or any prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus or the applicable prospectus supplement to the extent that a statement contained in this prospectus or the applicable prospectus supplement, or in any subsequently filed document which also is incorporated in this prospectus or any prospectus supplement by reference, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the applicable prospectus supplement. Any statement made in this prospectus or the applicable prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement of which this prospectus is a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to:

•	reduction or refinancing of outstanding indebtedness or other corporate obligations;

•	acquisitions;

•	capital expenditures; and

•	working capital.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

Our unsecured senior debt securities will be issued under an indenture, dated September 5, 2023, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, as it may be amended from time to time, or another indenture to be entered into by us and The Bank of New York Mellon Trust Company, N.A. or another trustee. The unsecured subordinated debt securities will be issued under a separate indenture to be entered into by us and The Bank of New York Mellon Trust Company, N.A. or another trustee.

A copy of the September 5, 2023 senior debt indenture is filed as an exhibit to the registration statement of which this prospectus is a part, and is incorporated by reference into this prospectus. A form of the subordinated debt indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. You should refer to the applicable indenture for more specific information. In addition, you should consult the applicable prospectus supplement for particular terms of our debt securities. In this prospectus, we sometimes refer to the senior debt indenture and the subordinated debt indenture as the “indentures.”

The indentures will not limit the amount of debt securities that we may issue and will permit us to issue securities from time to time in one or more series. The debt securities will be unsecured obligations of Parker. We currently conduct a portion of our operations through subsidiaries, and the holders of debt securities (whether senior or subordinated debt securities) will be effectively subordinated to the creditors of our subsidiaries. This means that creditors of our subsidiaries will have a claim to the assets of our subsidiaries that is superior to the claim of our creditors, including holders of our debt securities.

Except as may be provided otherwise in the applicable prospectus supplement, we will issue our debt securities only in the form of one or more fully registered global securities, without coupons, in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. We will not apply a service charge for a transfer or exchange of our debt securities, but we may require that you pay the amount of any applicable tax or other governmental charge.

The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer:

•	the title of the debt securities;

•	whether they are senior debt securities or subordinated debt securities;

•

any limit on the amount that may be issued (unless expressly provided in the applicable prospectus supplement or pricing supplement, a series of our debt securities may be re-opened from time to time for the issuance of additional debt securities of that series subject to any terms and conditions set forth in or established pursuant to the applicable indenture);

•	the price at which that series of debt securities will be issued, which may be at a discount or premium;

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the person to whom any interest will be payable on any debt security, if other than the person in whose name that security is registered at the close of business on the regular record date for such interest;

•	the maturity date(s) or the method of determining the maturity date(s);

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the interest rate(s), if any (which may be fixed or variable), or the method of determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record date(s) for interest payment date(s);

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the place(s) where payments shall be payable, debt securities may be surrendered for registration of transfer, securities may be surrendered for exchange, and notices and demands to or upon us may be served;

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the period(s) within which, and the price(s) at which, that series of debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and other related terms and conditions;

•	any mandatory or optional sinking fund provisions or any provisions for remarketing that series of debt securities and other related terms and provisions;

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the currency or currencies, including composite currencies or currency units, in which that series of debt securities may be denominated or in which payment of the principal of, and any premium or interest on, that series of debt securities shall be payable, if other than the currency of the United States of America, and, if so, whether that series of debt securities may be satisfied and discharged other than as provided in the applicable indenture;

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if the amounts of payments of the principal of, and any premium or interest on, that series of debt securities are to be determined by reference to an index, formula or other method, or based on a coin or currency other than that in which that series of debt securities are slated to be payable, the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto;

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if other than the principal amount thereof, the portion of the principal amount of that series of debt securities that will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;

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whether we will pay additional amounts on any securities of that series to any non-United States holder in respect of any tax, assessment or governmental charge withheld or deducted, and under what circumstances and with what procedures we will pay such additional amounts;

•	if other than as defined in the applicable indenture, the meaning of “Business Day” when used with respect to that series of debt securities;

•

if that series of debt securities may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of such series or otherwise), or any installment of principal, and any premium or interest, is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture, the forms and terms of those certificates, documents or conditions;

•	the terms pursuant to which any subordinated debt securities will be subordinate to any of our debt, if different from those described below under “—Subordination of Subordinated Debt Securities”;

•	any addition to, or modification or deletion of, any event of default, covenant or other term or provisions specified in the applicable indenture with respect to that series of debt securities; and

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any other terms, which other terms may (subject, in the case of an existing outstanding series of debt securities, to the provisions of the applicable indenture) amend, supplement or replace any of the terms of the indenture insofar as it concerns the debt securities of that series.

Tax and other special considerations applicable to any series of debt securities will be described in the prospectus supplement in which we offer those debt securities. In addition, certain U.S. federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

We will comply with Section 14(e) under the Exchange Act and any other tender offer rules under the Exchange Act that may then apply to any obligation we may have to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Subordination of Subordinated Debt Securities

The payment of the principal of, and premium, if any, and interest on, and any other amounts payable with respect to the subordinated debt securities will be subordinated, to the extent and in the manner set forth in the subordinated debt indenture, in right of payment to the prior payment in full of all Senior Indebtedness, whether such Senior Indebtedness is outstanding at the time such subordinated debt securities are issued or incurred thereafter. The subordinated debt indenture does not limit or prohibit us from incurring Senior Indebtedness. Holders of subordinated debt securities should also recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on the subordinated debt securities under specified circumstances.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due (subject to any applicable grace period). This means that the trustee for the subordinated debt securities and the holders of subordinated debt securities of that series can take action against us, but they will not receive any money until the claims of the holders of Senior Indebtedness have been fully satisfied.

The subordinated debt indenture provides that, upon any distribution of our assets in the event of:

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any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or our creditors, as such, or to our assets,

•	our liquidation, dissolution or other winding up, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities,

then and in such event:

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the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash, before the holders of the subordinated debt securities of any series are entitled to receive any payment on account of the principal amount, interest or any such other amounts as may be payable under the subordinated debt indenture, if any, in respect of the subordinated debt securities of such series; and

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any payment or distribution of our assets of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the holders of the subordinated debt securities or the subordinated debt indenture trustee would be entitled but for the subordination provisions of the subordinated debt indenture, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the securities of such series, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and premium, if any, and interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

In the event that, notwithstanding the provisions described in the preceding paragraph, the subordinated debt indenture trustee or the holder of any subordinated debt security of any series receives any payment or distribution of our assets of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the securities of such series, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact has been made known to the subordinated debt indenture trustee as provided in the subordinated debt indenture, or, as the case may be, such holder of subordinated debt securities, then and in such event such payment or distribution shall be paid over or delivered to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of our assets for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

By reason of such subordination, in the event of any distribution of our assets in connection with any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings relating to us, or our liquidation, dissolution or winding up, or any assignment for the benefit of our creditors or other marshalling of our assets and liabilities:

•

holders of Senior Indebtedness will be entitled to be paid in full before payments may be made on the subordinated debt securities and the holders of subordinated debt securities will be required to pay over their share of such distribution, to the extent made in respect of such subordinated debt securities, to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full; and

•	our creditors who are neither holders of subordinated debt securities nor holders of Senior Indebtedness may recover more, ratably, than the holders of the subordinated debt securities.

Furthermore, such subordination may result in a reduction or elimination of payments to the holders of subordinated debt securities.

Our consolidation with, or our merger into, another corporation or our liquidation or dissolution following the conveyance or transfer of our properties and assets substantially as an entirety to another person upon the terms and conditions described below under “—Consolidation, Merger and Sale of Assets,” will not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of our assets and liabilities for the purposes of the subordination provisions of the subordinated debt indenture if the person formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer our properties and assets substantially as an entirety, as the case may be, will, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions described under “—Consolidation, Merger and Sale of Assets.”

In the event that any subordinated debt securities of any series are declared due and payable before their stated maturity, the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness or provision will be made for such payment in cash, before the holders of the subordinated debt securities of such series are entitled to receive any payment from us on account of the principal, premium, interest or any other amounts that may be payable in respect of the subordinated debt securities of such series or on account of the purchase or other acquisition of subordinated debt securities of such series. In the event that we make any payment to the subordinated debt indenture trustee or the holder of any subordinated debt securities of any series that is prohibited by the provisions described in the immediately preceding sentence, then such payment generally must be paid over and delivered to us by the person holding such payment for the benefit of the holders of Senior Indebtedness. The provisions described in this paragraph do not apply to any payment with respect to which the provisions applicable to distribution of assets in certain events of insolvency, bankruptcy, receivership, liquidation, reorganization, winding up, assignment for the benefit of creditors or other similar events, as described above.

In the event and during the continuation of any default by us in the payment of principal, premium, if any, interest or any other payment due on any of our Senior Indebtedness beyond any applicable grace period with respect thereto, or in the event that the maturity of any of our Senior Indebtedness has been accelerated because of a default, then, in any such case, no payment will be made by us with respect to the principal, premium, or interest or any other amounts that may be payable on the subordinated debt securities until such default is cured or waived or ceases to exist or any such acceleration or demand for payment has been rescinded.

We are required to give prompt written notice to the subordinated debt indenture trustee of any fact known to us which would prohibit the making of any payment in respect of the subordinated debt securities of any series.

If this prospectus is being delivered in connection with the offering of subordinated debt securities, the accompanying prospectus supplement or pricing supplement or information incorporated by reference herein will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

Events of Default

Unless otherwise provided in an applicable prospectus supplement, any of the following events will constitute an event of default for a series of debt securities under an indenture:

•	failure to pay interest on our debt securities of that series (or payment with respect to the related coupons, if any) and continuation of the default for 30 days past the applicable due date;

•

failure to pay the principal of, or premium on, if any, our debt securities of that series when due (whether at maturity, upon redemption, declaration of acceleration, required repurchase or otherwise);

•	failure to deposit any sinking fund payment, when and as due, by the terms of the debt securities of that series;

•

failure to perform any other covenant or agreement in the indenture, other than a covenant included in the indenture solely for appropriate benefit of a different series of our debt securities, which failure continues for 90 days after the trustee or holders of at least 25% of the outstanding principal amount of the debt securities of that series have given written notice of the failure in the manner provided in the indenture;

•

acceleration of more than $50,000,000 of our or our restricted subsidiaries’ other indebtedness under the terms of the applicable debt instrument if the acceleration is not rescinded or the indebtedness is not paid within ten days after the trustee or holders of at least 10% of the outstanding principal amount of the debt securities of that series have given written notice of the default in the manner provided in the indenture;

•	specified events relating to our bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

An event of default with respect to one series of debt securities is not necessarily an event of default for another series.

If there is an event of default with respect to a series of our debt securities, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately. If the securities were issued at an original issue discount, less than the stated principal amount may become payable. After the declaration of acceleration of the maturity of the debt securities of any series, but before the trustee obtains a judgment or decree for payment of the money due, the holders of at least a majority in aggregate principal amount of the debt securities of that series may, on behalf of the holders of all debt securities and any related coupons of that series, rescind and annul the declaration of acceleration as specified in the indenture. In addition, the holders of at least a majority in aggregate principal amount of the debt securities of a series may, on behalf of the holders of all debt securities and any related coupons of that series, waive any past default with respect to the series and its consequences, except defaults in the payment of principal, premium on, if any, or interest on the security or in respect of a covenant that cannot be modified or amended without the consent of the holder of each outstanding security of the affected series. Such a waiver causes the event of default to cease to exist and be deemed to have been cured.

Each indenture requires us to file annually with the trustee an officer’s certificate as to the absence of defaults under the terms of the respective indenture. Each indenture provides that if a default occurs with respect to debt securities of any series issued under such indenture, the trustee will give the holders of the relevant series notice of the default when, as and to the extent provided by the Trust Indenture Act of 1939. However, in the case of any default under any covenant with respect to the series, no notice of default to holders will be given until at least 30 days after the occurrence of the default.

Each indenture provides that the trustee will be under no obligation, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless these holders shall have offered to the trustee reasonable security or indemnity. Subject to these provisions for indemnification of the trustee, the holders of a majority of the amount of the outstanding debt securities of any series will have the right to direct the time, manner and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee, with respect to the debt securities of that series.

Satisfaction and Discharge of the Indentures

Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, we may satisfy and discharge our obligations under the applicable indenture with respect to any series of senior debt securities (other than certain limited obligations) when (1) either (a) all the outstanding debt securities of such series have been delivered to be cancelled or (b) all outstanding debt securities of such series not delivered to the trustee for cancellation have become due and payable by reason of sending a notice of redemption, are to be called for redemption within one year under arrangements satisfactory to the Trustee or will otherwise become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the trustee, in trust funds or non-callable U.S. government or government-guaranteed obligations or a combination thereof, an amount sufficient without reinvestment to pay all remaining principal, premium on, if any, and interest on the series of debt securities and (2) complying with certain other provisions of the applicable indenture.

For the trustee to execute proper instruments acknowledging the satisfaction and discharge of an indenture in either case described above, we must also pay or cause to be paid all other sums payable under the applicable indenture by us, and deliver to the trustee an officer’s certificate and an opinion of counsel stating that all indenture conditions have been met.

If we elect to discharge our obligations by depositing cash or U.S. government or government guaranteed obligations as described above, under present law such discharge is likely to be treated for U.S. federal income tax purposes as a redemption of the debt securities of that series prior to maturity in exchange for the property deposited in trust. In that event, each holder would generally recognize, at the time of discharge, gain or loss for U.S. federal income tax purposes measured by the difference between (1) the sum of (a) the amount of any cash and (b) the fair market value of any property deposited in trust deemed received by such holder (unless attributable to accrued interest) and (2) such holder’s tax basis in the debt securities deemed surrendered. After the discharge, each such holder would likely be treated as if it held an undivided interest in the cash (or investments made therewith) and the property held in trust (or investments made with interest received therefrom). Each such holder would generally be subject to tax liability in respect of interest income and original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of the assets held in trust. Although tax might be owed, the holder of a discharged debt security would not receive cash (except for current payments of interest on that debt security) until the maturity or earlier redemption (or, if applicable, repurchase by us at the option of the holder) of that debt security. U.S. federal income tax treatment of this nature could affect the purchase price that a holder would receive upon the sale of the debt securities. You are urged to consult with your tax advisor regarding the tax consequences of the discharge of our obligations.

Legal Defeasance and Covenant Defeasance

Any series of our debt securities may be subject to the defeasance and discharge provisions of the applicable indenture if so specified in the applicable prospectus supplement. If those provisions are applicable, we may elect either:

•	legal defeasance, which will permit us to defease and be discharged from, subject to limitations, all of our obligations with respect to those debt securities; or

•

covenant defeasance, which will permit us to be released from our obligations to comply with covenants relating to those debt securities as described in the applicable prospectus supplement, which may include obligations concerning subordination of our subordinated debt securities.

If we exercise our legal defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the specified covenants.

Unless otherwise provided in the applicable prospectus supplement, we may invoke legal defeasance or covenant defeasance with respect to any series of our debt securities only if:

•	we irrevocably deposit with the trustee, in trust:

–	an amount in funds;

–

U.S. government obligations which, through the scheduled payment of principal, premium, if any, and interest in accordance with their terms, will provide, not later than one day before the due date of any payment, an amount in funds; or

–

any combination of funds or U.S. government obligations, which are sufficient to pay upon maturity or redemption, as the case may be, the principal of, and any premium and interest on, those debt securities;

•

we deliver to the trustee a certificate from a nationally recognized independent registered public accounting firm expressing their opinion that the combination of funds or U.S. government obligations will provide cash at times and in amounts as will be sufficient to pay the principal, premium on, if any, and interest when due with respect to all the debt securities of that series to maturity or redemption, as the case may be;

•

90 days pass after the deposit described above is made and, during the 90-day period, no default relating to our bankruptcy, insolvency or reorganization occurs that is continuing at the end of that period;

•	no event of default has occurred and is continuing on the date of the deposit described above after giving effect to the deposit;

•	we deliver to the trustee an officer’s certificate to the effect that no debt security will be delisted as a result of the deposit described above;

•	the deposit will not cause the trustee to have a conflict of interest under the Trust Indenture Act of 1939;

•	the legal defeasance or covenant defeasance will not result in a breach of or default under any other agreement to which we are party or to which we are bound;

•

the legal defeasance or covenant defeasance will not result in the trust arising from the deposit described above constituting an investment company under the Investment Company Act of 1940 unless registered under the Investment Company Act or exempt;

•	we deliver to the trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance; and

•

we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of that series as contemplated by the applicable indenture have been complied with.

Modification and Waiver

We may enter into supplemental indentures for the purpose of modifying or amending an indenture with the consent of holders of at least a majority in aggregate principal amount of each series of our outstanding debt securities affected. However, unless otherwise provided in the applicable prospectus supplement, the consent of all of the holders of our debt securities that are affected by any modification or amendment is required for any of the following:

•	to reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment or waiver;

•	to reduce the rate of or extend the time for payment of interest on any debt security or coupon or reduce the amount of any interest payment to be made with respect to any debt security or coupon;

•

to reduce the principal of, or premium on, if any, or change the stated maturity of principal of, or any installment of principal of, or premium on, if any, any debt security or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of maturity;

•	to change the time at which any debt security may or shall be redeemed;

•	to modify the subordination provisions of our subordinated debt securities in a manner adverse to holders;

•	to change the place or currency of payment of principal, or any premium or interest on, any debt security;

•

to impair the right to bring a lawsuit for the enforcement of any payment on or after the stated maturity of any debt security (or in the case of redemption, on or after the date fixed for redemption or, in the case of debt securities which are subject to repurchase or redemption by the Company at the option of the holders on or after the date fixed for such repurchase or redemption); or

•

to modify any of the above provisions of an indenture, except to increase the percentage in principal amount of debt securities of any series whose holders must consent to an amendment or to provide that certain other provisions of an indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

In addition, we and the trustee with respect to an indenture may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes (in addition to any other purposes specified in an applicable prospectus supplement):

•

to evidence that another person has become our successor under the provisions of the indenture and that the successor assumes our covenants, agreements and obligations in the indenture and in the debt securities;

•

to surrender any of our rights or powers under the indenture, to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities, and to make a default in any of these additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture;

•

to cure any ambiguity or to make corrections to the indenture, any supplemental indenture, or any debt securities, or to make such other provisions in regard to matters or questions arising under the indenture that do not adversely affect the interests of any holders of debt securities of any series;

•	to permit the issuance of debt securities of any series in uncertificated form;

•	to secure the debt securities, subject to specified restrictions;

•	to add to, change or eliminate any of the provisions of the indenture with respect to one or more series of debt securities subject to certain limitations;

•

add to or change or eliminate any provision of the indenture as shall be necessary to comply with any amendments to the Trust Indenture Act or to otherwise maintain qualification of the indenture under the Trust Indenture Act or to comply with the rules of any applicable depositary;

•

to conform the text of the indenture or the debt securities to any provision of the section “Description of Notes” (or equivalent title) in the offering memorandum or prospectus relating to the initial offering of such debt securities;

•

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for the administration of the indenture by more than one trustee;

•

to establish the form or terms of debt securities and coupons of any series and (unless prohibited by the terms of the debt securities of any series pursuant to the indenture) to provide for the re-opening of a series of debt securities and for the issuance of additional debt securities of such series; and

•	change anything else that does not adversely affect the interests of any holder of debt securities in any material respect.

Certain Covenants

Except as may be provided otherwise in the applicable prospectus supplement, we will be bound by certain restrictions in connection with the issuance of debt securities. Unless otherwise described in a prospectus supplement relating to any debt securities, other than as described below under “— Restrictions on Secured Debt,” “— Restrictions on Sales and Leasebacks” and “— Consolidation, Merger and Sale of Assets,” the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information about any deletions from, modifications of or additions to, the events of default or covenants of ours contained in an indenture, including any addition of a covenant or other provision providing event risk or similar protection.

Certain Definitions

Unless otherwise provided in the applicable prospectus supplement, the following terms will mean as follows for purposes of covenants that may be applicable to any particular series of debt securities.

“Attributable Debt” means the total net amount of rent required to be paid during the remaining primary term of any particular lease, discounted from the applicable due date at a rate per annum equal to the weighted average yield to maturity of each series of debt securities outstanding calculated in accordance with generally accepted financial practices. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions are authorized or obligated by law or executive order to close in New York City.

“Capital Trust” means any business trust, or any other similar trust, or any partnership or other entity affiliated with us created for the purpose of issuing securities in connection with the issuance of subordinated debt securities under the subordinated debt indenture.

“Consolidated Net Tangible Assets” means the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting (i) all liabilities other than deferred income taxes, Funded Debt and shareholders’ equity and (ii) all goodwill and other intangibles of ours and our consolidated Subsidiaries, including in the Company’s financial statements prepared on a consolidated basis in accordance with accounting principles generally accepted in the United States of America, after eliminating all intercompany items.

“Debt” means loans and notes, bonds, debentures or other similar evidence of indebtedness for money borrowed.

“Funded Debt” means (i) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower and (ii) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with accounting principles generally accepted in the United States of America (such rental obligations to be included as Funded Debt at the amount so capitalized at the date of such computation and to be included for the purposes of the definition of Consolidated Net Tangible Assets both as an asset and as Funded Debt at the respective amounts so capitalized). Notwithstanding any changes in generally accepted accounting principles that became effective after December 31, 2018, any particular lease that would have been characterized as an operating lease under generally accepted accounting principles as in effect on December 31, 2018, whether such lease was entered into before or after December 31, 2018, shall not constitute a lease which is capitalized under the Indenture as a result of such change.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing or processing plant or warehouse owned by us or any Restricted Subsidiary which is located within the United States and the gross book value of which (including related land, improvements, machinery and equipment without deduction of any depreciation reserves) on the date as of which the determination is being made, exceeds 1% of Consolidated Net Tangible Assets, with certain exceptions due to materiality to our business or to the use or operation of this property as determined by our board of directors.

“Restricted Subsidiary” means a Subsidiary of ours where substantially all the property is located, or substantially all of the business is carried on, within the United States and which owns a Principal Property.

“Senior Indebtedness” means the principal of, premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any Federal bankruptcy law or any other applicable Federal or State law, but only to the extent allowed or permitted to the holder of such indebtedness of the Company against the bankruptcy or any other insolvency estate of the Company in such proceeding) and other amounts due on or in connection with any indebtedness of the Company incurred, assumed or guaranteed by the Company, whether outstanding on the date of the subordinated debt indenture or thereafter incurred, assumed or guaranteed and all renewals, extensions and refundings of any such indebtedness of the Company; provided, however, that the following will not constitute Senior Indebtedness:

•

any of our indebtedness as to which, in the instrument creating the same or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such indebtedness shall be subordinated to or pari passu with the subordinated debt securities;

•	indebtedness of the Company in respect of the subordinated debt securities;

•	any of our indebtedness constituting trade accounts payable arising in the ordinary course of business;

•	any of our indebtedness initially issued to any Capital Trust in connection with an issuance by such Capital Trust of preferred securities or other securities similar to preferred securities; and

•	any of our indebtedness owed to any of our subsidiaries.

“Subsidiary” means a Person more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us and/or one or more of our Subsidiaries.

Restrictions on Secured Debt

Unless otherwise provided in the applicable prospectus supplement, we will not, and we will not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any Debt secured by a pledge of, or mortgage or other lien on, any Principal Property or any shares of capital stock of, or Debt of, any Restricted Subsidiary, such pledges, mortgages and other liens being hereinafter called Mortgage or Mortgages, without providing that the debt securities are secured equally and ratably with (or, at our option, prior to) such secured Debt.

Unless otherwise provided in the applicable prospectus supplement, this obligation will not apply if, after giving effect to the secured Debt, the aggregate amount of all this Debt so secured together with all Attributable Debt of our and our Restricted Subsidiaries in respect of sale and leaseback transactions (other than sale and leaseback transactions described in “— Restrictions on Sales and Leasebacks”) involving Principal Properties, would not exceed 10% of Consolidated Net Tangible Assets.

Unless otherwise provided in the applicable prospectus supplement, this obligation will not apply to, and there will be excluded in computing secured Debt for the purpose of the restriction, Debt secured by:

•

Mortgages on property, stock or Debt of any corporation, partnership, association or other entity existing at the time that corporation, partnership, association or other entity becomes a Restricted Subsidiary or obligor under the applicable indenture;

•	Mortgages in favor of the Company or a Restricted Subsidiary;

•	Mortgages in favor of a governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

•

Mortgages on property, stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price, construction cost or development cost created or assumed within 180 days after the acquisition or completion of construction or development of this property, stock or Debt;

•

Debt secured by Mortgages securing obligations issued by a State, territory or possession of the United States, any political subdivision of any of the foregoing, or the District of Columbia, or any instrumentality of any of the foregoing to finance the acquisition or construction of property, and on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includible in gross income of the holder by reason of Section 103(a) of the Code (or any successor to such provision) as in effect at the time of the issuance of such obligations; and

•

any extension, renewal or refinancing (or successive extensions, renewals or refinancings), as a whole or in part, of any of the foregoing, except that this extension, renewal or refinancing Mortgage will be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or refinanced (plus improvements on the property).

Restrictions on Sales and Leasebacks

Unless otherwise provided in the applicable prospectus supplement, neither we nor any of our Restricted Subsidiaries may enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt of us and our Restricted Subsidiaries with respect to this transaction plus all secured Debt would not exceed 10% of Consolidated Net Tangible Assets.

Unless otherwise provided in the applicable prospectus supplement, this obligation will not apply to, and there will be excluded in computing Attributable Debt for purposes of this restriction, any sale and leaseback transaction if:

•	the sale or transfer of the Principal Property is made within 180 days after the later of its acquisition or completion of construction;

•	the lease secures or relates to industrial revenue or pollution control bonds; or

•

we or our Restricted Subsidiary, within 180 days after the sale is completed, apply (i) to the retirement of the debt securities, other Funded Debt of Parker ranking on parity with or senior to the debt securities, or Funded Debt of a Restricted Subsidiary or (ii) to the purchase of other property which will constitute a Principal Property having a value at least equal to the value of the Principal Property leased, an amount equal to the greater of (A) the net proceeds of the sale of the Principal Property leased or (B) the fair market value of the Principal Property leased.

In lieu of applying proceeds to the retirement of Funded Debt, we may surrender notes, including the debt securities, to the trustee for retirement and cancellation, or we or any Restricted Subsidiary may receive credit for the principal amount of Funded Debt voluntarily retired within 180 days after this sale.

This restriction will not apply to any sale and leaseback transaction between Parker and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of three years or less.

Consolidation, Merger and Sale of Assets

Unless otherwise provided in the applicable prospectus supplement, our indentures prohibit us from consolidating with or merging into any other Person or conveying, transferring or leasing our properties and assets substantially as an entirety to any other Person, unless:

•

the Person formed by such consolidation or into which we are merged or the Person that acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations under the indenture;

•

immediately after giving effect to such transaction, no event of default, or event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, lease or sale complies with the indenture.

The indentures further provide that no consolidation or merger of us with or into any other corporation and no conveyance, transfer or lease of our property substantially as an entirety to another person may be made if, as a result thereof, any Principal Property of ours or any of our Restricted Subsidiaries or any shares of capital stock or Debt of a Restricted Subsidiary would become subject to a Mortgage which is not expressly excluded from the restrictions or permitted by the indentures, unless the debt securities are secured equally and ratably with, or prior to, all indebtedness secured thereby.

Conversion or Exchange Rights

If debt securities of any series are convertible or exchangeable, the applicable prospectus supplement will specify:

•	the type of securities into which they may be converted or exchanged;

•	the conversion price or exchange ratio, or its method of calculation;

•	whether conversion or exchange is mandatory or at the holder’s election;

•	how and when the conversion price or exchange ratio may be adjusted; and

•	any other important terms concerning the conversion or exchange rights.

Global Securities

Our debt securities may be issued in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement. If so, each global security will be issued in the denomination of the aggregate principal amount of securities that it represents. Unless and until it is exchanged in whole or in part for debt securities that are in definitive registered form, a global security may not be transferred or exchanged except as a whole to the depositary, another nominee of the depositary, or a successor of the depositary or its nominee.

The specific material terms of the depositary arrangement with respect to any portion of a series of our debt securities that will be represented by a global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to our depositary arrangements.

Upon the issuance of any global security and its deposit with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of our debt securities represented by the global security to the accounts of participating institutions that have accounts with the depositary or its nominee. The underwriters or agents engaging in the distribution of our debt securities, or we, if we are offering and selling our debt securities directly, will designate the accounts to be credited. Ownership of beneficial interests in a global security will be limited to participating institutions or their clients. The depositary or its nominee will keep records of the ownership and transfer of beneficial interests in a global security by participating institutions. Participating institutions will keep records of the ownership and transfer of beneficial interests by their clients. The laws of some jurisdictions may require that purchasers of our securities receive physical certificates, which may impair a holder’s ability to transfer its beneficial interests in global securities.

While the depositary or its nominee is the registered owner of a global security, the depositary or its nominee will be considered the sole owner of all of our debt securities represented by the global security for all purposes under the indentures. Generally, if a holder owns beneficial interests in a global security, that holder will not be entitled to have our debt securities registered in that holder’s own name, and that holder will not be entitled to receive a certificate representing that holder’s ownership. Accordingly, if a holder owns a beneficial interest in a global security, the holder must rely on the depositary and, if applicable, the participating institution of which that holder is a client to exercise the rights of that holder under the applicable indenture.

The depositary may grant proxies and otherwise authorize participating institutions to take any action that a holder is entitled to take under an indenture. We understand that, according to existing industry practices, if we request any action of holders, or any owner of a beneficial interest in a global security wishes to give any notice or take any action, the depositary would authorize the participating institutions to give the notice or take the action, and the participating institutions would in turn authorize their clients to give the notice or take the action.

Generally, we will make payments on our debt securities represented by a global security directly to the depositary or its nominee. It is our understanding that the depositary will then credit the accounts of participating institutions, which will then distribute funds to their clients. We also expect that payments by participating institutions to their clients will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of clients registered in “street names,” and will be the responsibility of the participating institutions. Neither we nor the trustee, nor our respective agents, will have any responsibility, or bear any liability, for any aspects of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing records relating to beneficial interests.

Generally, a global security may be exchanged for certificated debt securities only in the following instances:

•

the depositary notifies us that it is unwilling or unable to continue as depositary for the relevant global security, or it has ceased to be a registered clearing agency, if required to be registered by law;

•	there shall have occurred and be continuing an event of default with respect to the global security; or

•	another event, described in the relevant prospectus supplement, has occurred.

In connection with any proposed exchange of a global security for a certificated debt security, there shall be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a debt security; for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or for any other aspect of the relationship between The Depository Trust Company (“DTC”) and its participants or the relationship between such participants and the beneficial owners of interests in a debt security.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated debt securities to be issued.

No certificate will be issued with respect to a principal amount that exceeds $500 million, and additional certificates will be issued with respect to any remaining principal amount of such issue in excess thereof.

The following information concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy or completeness thereof.

Unless otherwise specified in the applicable prospectus supplement, DTC will act as the depositary for securities issued in the form of global securities. Global securities will be issued as fully-registered securities registered in the name of Cede & Co., which is DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information on or accessible through such websites is not part of, or incorporated by reference into, this prospectus.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of debt securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults and proposed amendments to the debt security documents. For example, Beneficial Owners of debt securities may wish to ascertain that the nominee holding the debt securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts debt securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions and payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the date payable in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participant and not of DTC (or its nominee), our agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent. Disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, certificates for the debt certificates are required to be printed and delivered.

In addition, we may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates for the debt securities will be printed and delivered to DTC.

Debt securities may be issued as registered securities, which will be registered as to principal and interest in the register maintained by the registrar for those debt securities, or bearer securities, which will be transferable only by delivery. If debt securities are issuable as bearer securities, certain special limitations and considerations will apply, as set forth in the applicable prospectus supplement.

If the depository for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank SA/ NV, as operator of the Euroclear System ( “Euroclear”), in each case, as a participant in the DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on the DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in the Depositary, on the other hand, would also be subject to the Depositary’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next Business Day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Payment and Paying Agents

We will pay principal of, and any premium or interest on, a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such payment, except as otherwise provided by the procedures of the depositary.

We will pay principal of, and any premium or interest on, the debt securities at the office of our designated paying agent. Unless the applicable prospectus supplement indicates otherwise, the corporate trust office or agency of the trustee in The City of New York will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the applicable prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal of, and any premium or interest on, any debt security that remains unclaimed at the end of two years after that principal, and any premium or interest on, any debt security was due and payable. Thereafter, the holder may look only to us for payment, as a general creditor.

Unless otherwise indicated in an applicable prospectus supplement, interest shall be computed, for fixed rate securities, on the basis of a 360-day year comprised of twelve 30-day months, and, for variable rate securities, on the basis of the actual number of days in the interest period divided by 360.

Our Senior Debt Trustee and Subordinated Debt Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the senior debt indenture. In addition, the unsecured subordinated debt securities will be issued under a separate indenture to be entered into by us and The Bank of New York Mellon Trust Company, N.A., as trustee, or another trustee. The Bank of New York Mellon Trust Company, N.A. and its affiliates act as a depositary for funds of, perform certain other services for, and transact other banking business with us and certain of our subsidiaries in the normal course of its business. An affiliate of The Bank of New York Mellon Trust Company, N.A. is a lender and managing agent under our multi-currency revolving credit agreement and a lender under our term loan facility. We may engage additional or substitute trustees with respect to particular series of our debt securities.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York (without regard to conflicts of laws principles thereof).

DESCRIPTION OF CAPITAL STOCK

Capitalization

Our authorized capital stock consists of 603,000,000 shares of stock, including:

•	600,000,000 common shares, par value of $.50 per share; and

•	3,000,000 shares of serial preferred stock, par value of $.50 per share.

Common Shares

This section describes the general terms of our common shares. For more detailed information, you should refer to our amended articles of incorporation and our regulations, as amended and restated, copies of which have been filed with the SEC and are incorporated by reference into this prospectus.

Holders of our common shares are entitled to one vote per share with respect to each matter submitted to a vote of our shareholders, subject to voting rights of shares of our serial preferred stock, if any. Except as provided in connection with our serial preferred stock or as otherwise may be required by law or our amended articles of incorporation, our common shares are the only capital stock entitled to vote in the election of directors. Shareholders of Parker do not have cumulative voting rights in the election of directors.

Subject to the rights of holders of our serial preferred stock, if any, holders of our common shares are entitled to receive dividends and distributions lawfully declared by our board of directors. If we liquidate, dissolve or wind up our business, whether voluntarily or involuntarily, holders of our common shares will be entitled to receive any assets available for distribution to our shareholders after we have paid or set apart for payment the amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of serial preferred stock are entitled by the express terms of that series of serial preferred stock.

Our outstanding common shares are fully paid and nonassessable. Our common shares do not have any preemptive, subscription or conversion rights. We may issue additional authorized common shares as it is authorized by our board of directors from time to time, without shareholder approval, except as may be required by applicable stock exchange requirements.

Serial Preferred Stock

This section describes the general terms and provisions of our serial preferred stock. The applicable prospectus supplement will describe the specific terms of the shares of serial preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of serial preferred stock. We will file a copy of the amendment to our amended articles of incorporation that contains the terms of each new series of serial preferred stock with the SEC each time we issue a new series of serial preferred stock. This amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable amended articles of incorporation before deciding to buy shares of our serial preferred stock as described in the applicable prospectus supplement.

Our board of directors has been authorized to provide for the issuance of shares of our serial preferred stock in multiple series without the approval of shareholders. With respect to each series of our serial preferred stock, our board of directors has the authority, consistent with our amended articles of incorporation, to fix the following terms:

•	the designation of the series distinguished by number, letter or title;

•	the number of shares within the series, which the board of directors may increase or decrease, except where otherwise provided in the terms of the series;

•	the dividend rate of the series;

•	the dates at which dividends, if declared, shall be payable, and the dates from which dividends shall be cumulative;

•	the liquidation price of the series;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

•	whether the shares are convertible, the price or rate of conversion, and the applicable terms and conditions; and

•	any restrictions on issuance of shares in the same series or any other series.

Dividends in respect of the serial preferred stock will be cumulative and payable quarterly in cash. Holders of serial preferred stock are entitled to one vote for each share of serial preferred stock on all matters presented to shareholders and vote, in general, together with common shares as one class. In the event of a default in the payment of dividends (whether or not declared) in an aggregate amount equivalent to six quarterly dividends (whether or not consecutive), the holders of serial preferred stock, voting as a separate class, have the right to elect two additional directors on Parker’s board of directors. In addition, the holders of serial preferred stock have supermajority voting rights in regard to changes to our amended articles of incorporation or our regulations, as amended and restated, adversely affecting the voting powers, rights or preferences of this serial preferred stock.

Your rights with respect to your shares of the serial preferred stock will be subordinate to the rights of our general creditors. Shares of our serial preferred stock that we issue will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified in the applicable prospectus supplement.

The description of our board of director’s powers with respect to serial preferred stock and your rights as a serial preferred stock shareholder in this section does not describe every aspect of these powers and rights. A copy of our amended articles of incorporation has been incorporated by reference in the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain a copy.

Limitation on Directors’ Liability

Under Section 1701.59(D) of the Ohio Revised Code, unless the articles or the regulations of a corporation state by specific reference that this provision of Ohio law does not apply, a director is liable for monetary damages for any action or omission as a director only if it is proven by clear and convincing evidence that this act or omission was undertaken either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. This provision, however, does not affect the liability of directors under Section 1701.95 of the Ohio Revised Code, which relates to:

•

the payment of dividends or distributions, the making of distributions of assets to shareholders or the purchase or redemption of the corporation’s shares, contrary to the law or the corporation’s articles;

•	the distribution of assets to shareholders during the winding up of our affairs by dissolution or otherwise, if creditors are not adequately provided for; and

•

the making of certain loans to officers, directors or shareholders, other than in the usual course of business, without approval by a majority of the disinterested directors of the corporation who determined that the loan could reasonably be expected to benefit the corporation.

Section 1701.59(D) applies to our board of directors because our amended articles of incorporation and our regulations, as amended and restated, do not specifically exclude its applicability. This may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter shareholders or management from bringing a lawsuit against directors based on their actions or omissions, even though such a lawsuit, if successful, might otherwise have benefited us and our shareholders.

Ohio Anti-Takeover Law

Several provisions of the Ohio Revised Code may make it more difficult to acquire us by means of a tender offer, open market purchase, proxy fight or otherwise. These provisions include Section 1701.831 (“Control Share Acquisitions”), Chapter 1704 (“Business Combinations”) and Section 1707.041 (“Control Bids”).

These statutory provisions are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors. We believe that, as a general rule, our interests and the interests of our shareholders would be served best if any change in control results from negotiations with our board of directors based upon careful consideration of the proposed terms, such as, among other factors, the price to be paid to shareholders, the form of consideration to be paid and the anticipated tax effects of the transaction.

These statutory provisions could have the effect of discouraging a prospective acquirer from making a tender offer for our shares or otherwise attempting to obtain control of us. To the extent that these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares. Moreover, these provisions could discourage accumulations of large blocks of common shares, thus depriving shareholders of any advantages which large accumulations of stock might provide. Finally, these provisions could limit the ability of shareholders to approve a transaction that they may deem to be in their best interests.

The Ohio Revised Code’s Control Share Acquisitions, Business Combinations and Control Bids provisions are set forth in summary below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all sections of the Ohio Revised Code.

Control Share Acquisitions

Section 1701.831 of the Ohio Revised Code provides that certain notice and informational filings and special shareholder meeting and voting procedures must be followed prior to consummation of a proposed “control share acquisition.” The Ohio Revised Code defines a “control share acquisition” as any acquisition of an issuer’s shares which would entitle the acquirer, immediately after that acquisition, directly or indirectly, to exercise or direct the exercise of voting power of the issuer in the election of directors within any one of the following ranges of that voting power:

•	one-fifth or more but less than one-third of that voting power;

•	one-third or more but less than a majority of that voting power; or

•	a majority or more of that voting power.

Assuming compliance with the notice and information filings prescribed by the statute, the proposed control share acquisition may be made only if, at a special meeting of shareholders, the acquisition is approved by at least a majority of the voting power of the issuer represented at the meeting and at least a majority of the voting power remaining after excluding the combined voting power of the “interested shares.” “Interested shares” are the shares held by the intended acquirer and the employee-directors and officers of the issuer, as well as certain shares that were acquired after the date of the first public disclosure of the acquisition but before the record date for the meeting of shareholders and shares that were transferred, together with the voting power thereof, after the record date for the meeting of shareholders.

Business Combinations

We are subject to Chapter 1704 of the Ohio Revised Code, which prohibits certain business combinations and transactions between an “issuing public corporation” and an “interested shareholder” for at least three years after the interested shareholder attains 10% ownership of the issuing public corporation, unless the board of directors of the issuing public corporation approves the transaction prior to the interested shareholder attaining such 10% ownership. An “issuing public corporation” is an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. An “interested shareholder” is a beneficial owner of 10% or more of the shares of a corporation. Examples of transactions regulated by Chapter 1704 include the disposition of assets, mergers and consolidations, voluntary dissolutions, and the transfer of shares.

Subsequent to the three-year period, a transaction subject to Chapter 1704 may take place provided that certain conditions are satisfied, including:

•	prior to the interested shareholder’s share acquisition date, the board of directors of the issuing public corporation approved the purchase of shares by the interested shareholder;

•

the transaction is approved by the holders of shares with at least 66 2/3% of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder; or

•	the business combination results in shareholders, other than the interested shareholder, receiving a fair price plus interest for their shares.

Control Bids

Section 1707.041 of the Ohio Revised Code regulates certain “control bids” for corporations in Ohio with certain concentrations of Ohio shareholders and permits the Ohio Division of Securities to suspend a control bid if certain information is not provided to offerees, the subject corporation and the Ohio Division of Securities. Control bids include the purchase or offer to purchase any equity security of such a corporation from a resident of Ohio if, after the purchase of that security, the offeror would be directly or indirectly the beneficial owner of more than 10% of any class of issued and outstanding equity securities of the corporation. Information that must be provided in connection with a control bid includes a statement of any plans or proposals that the offeror, upon gaining control, may have to liquidate the subject corporation, sell its assets, effect a merger or consolidation of the corporation, establish, terminate, convert, or amend employee benefit plans, close any plant or facility of the subject corporation or of any of its subsidiaries or affiliates, change or reduce its work force or the work force of any of its subsidiaries or affiliates, or make any other major change in the corporation’s business, corporate structure, management personnel or policies of employment.

Special Charter and Regulations Provisions

Our amended articles of incorporation contain a “fair price” provision that applies to certain business combination transactions involving any person or group that beneficially owns at least 20% of the aggregate voting power of our outstanding capital stock, referred to as an “interested party.” The provision requires the affirmative vote of the holders of at least 80% of our voting stock to approve certain business combination transactions between the interested party and us or our subsidiaries, including:

•	any merger or consolidation;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets or the assets of a subsidiary having a fair market value of at least $20,000,000;

•	the adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of the interested party;

•	the issuance or transfer by us or a subsidiary to an interested party of any of our securities or the securities of a subsidiary having a fair market value of $20,000,000 or more; or

•	any recapitalization, reclassification, merger or consolidation involving us that would have the effect of increasing the interested party’s voting power in us or a subsidiary.

The 80% voting requirement will not apply if:

•	the business combination is approved by our board of directors, including by not less than a majority of our continuing directors (as defined in our amended articles of incorporation); or

•	the business combination is a merger or consolidation and the consideration to be received by the holders of each class of capital stock is the highest of:

–	the highest per share price paid by the interested party for the capital stock during the prior two years;

–	the highest sales price reported on a national securities exchange during the prior two years; or

–

in the case of serial preferred stock, the amount of the liquidation preference plus annual compound interest from the date the interested party became an interested party less the aggregate amount of any cash dividends paid during the interest period.

This provision could have the effect of delaying or preventing a change in control in a transaction or series of transactions not satisfying the “fair price” criteria.

The “fair price” provision may be amended only by the affirmative vote of the holders of at least 80% of the aggregate voting power of our outstanding capital stock, unless two-thirds of the continuing directors recommends such a change.

The foregoing provisions of our amended articles of incorporation and our regulations, as amended and restated, together with the provisions of the Ohio antitakeover laws (Section 1701.831, Chapter 1704 and Section 1707.041 of the Ohio Revised Code), could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our shareholders and of limiting any opportunity to realize premiums over prevailing market prices for our common shares in connection therewith. This could be the case notwithstanding that a majority of our shareholders might benefit from this change in control or offer.

Transfer Agent and Registrar

Equiniti Trust Company serves as the registrar and transfer agent for our common shares.

Stock Exchange Listing

Our common shares are listed on the New York Stock Exchange. The trading symbol for our common shares on this exchange is “PH.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of serial preferred stock, rather than full shares of serial preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of serial preferred stock. The prospectus supplement will indicate that fraction. The shares of serial preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the serial preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of serial preferred stock in accordance with the terms of the offering.

We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of serial preferred stock represented by depositary shares, the Bank Depositary will distribute these dividends to the record holders of these depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell this property and distribute the net proceeds from this sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of serial preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the serial preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Serial Preferred Stock

Upon receipt of notice of any meeting at which the holders of the serial preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to this serial preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the serial preferred stock) may instruct the Bank Depositary as to how to vote the serial preferred stock represented by that holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the serial preferred stock represented by such depositary shares in accordance with these instructions, and we will take all action which the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the serial preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing this serial preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless this amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution in respect of the serial preferred stock in connection with any liquidation, dissolution or winding up of Parker and this distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the serial preferred stock and any redemption of the serial preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of serial preferred stock upon surrender of depositary receipts, as may be expressly provided in the depositary agreement related to their accounts.

Withdrawal of Serial Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of serial preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of serial preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of serial preferred stock to be withdrawn, the Bank Depositary will deliver to this holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of serial preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of serial preferred stock.

Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or serial preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting serial preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and the successor’s acceptance of this appointment. The successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF WARRANTS

General Description of Warrants

We may issue warrants for the purchase of debt securities, serial preferred stock or common shares. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to issue common shares or serial preferred stock will describe the terms of the common share warrants and serial preferred stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common shares or serial preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of common shares or serial preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or common shares or shares of serial preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our debt securities, serial preferred stock or common shares, the holder will not have any rights as a holder of our debt securities, serial preferred stock or common shares, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of common shares or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States:

•	to or through underwriters or dealers;

•	directly to purchasers, including our affiliates and shareholders;

•	in a rights offering;

•

in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act of 1933 (the “Securities Act”), to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices that may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or the trusts at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise provided in the applicable prospectus supplement, Jones Day will pass upon the validity of our debt securities, common shares, serial preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units. Any underwriters may also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Parker-Hannifin Corporation as of June 30, 2023 and 2022, and for each of the three years in the period ended June 30, 2023, incorporated by reference in this prospectus, and the effectiveness of Parker-Hannifin Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

€700,000,000

Parker-Hannifin Corporation

2.900% Senior Notes due 2030

Prospectus Supplement

Joint Book-Running Managers

Citigroup	HSBC	Morgan Stanley

Barclays	J.P. Morgan	BofA Securities	Wells Fargo Securities

Co-Managers

KeyBanc Capital Markets	BNP PARIBAS	Mizuho

PNC Capital Markets LLC	TD Securities	Truist Securities	BNY Capital Markets

BBVA	Commerzbank	Goldman Sachs & Co. LLC

US Bancorp	MUFG	Loop Capital Markets	Santander

UniCredit	SMBC

February 6, 2025